TERM LOAN AGREEMENT



                          DATED as of December 5, 2001



                                      among



                      HEAVENLY VALLEY, LIMITED PARTNERSHIP,
                                  as Borrower,



                                   the LENDERS
                           listed on Schedule 1 hereto



                                       and



                              FLEET NATIONAL BANK,
                             as Administrative Agent

                                TABLE OF CONTENTS


1.   DEFINITIONS:..............................................................1

2.   THE TERM LOAN.............................................................5

         2.1.  Commitment to Lend..............................................5

         2.2.  The Term Notes..................................................5

         2.3.  Mandatory Payments of Principal of Term Loan....................6

         2.4.  Optional Prepayment of Term Loan................................6

         2.5.  Interest on Term Loan...........................................8

         2.6.   Interest After Default.........................................8

                  2.6.1.  Overdue Amounts......................................8

                  2.6.2  Amounts Not Overdue...................................9

3.  CHANGES IN CIRCUMSTANCES...................................................9

4.  FEES AND PAYMENTS..........................................................9

         4.1.1  Closing Fees...................................................9

         4.1.2  Agent's Fee....................................................9

         4.1.3  Funds for Payments.............................................9

                  4.2.1.  Payments to Agent....................................9

                  4.2.2  No Offset, etc........................................9

         4.3.  Computations...................................................10

5.  REPRESENTATIONS AND WARRANTIES............................................10

6.  CLOSING CONDITIONS; CONDITIONS PRECEDENT..................................12

7.  COVENANTS.................................................................14

         7.1  Affirmative Covenants...........................................14

         7.2  Minimum EBITDA Covenant.........................................16

8.  EVENTS OF DEFAULT; ACCELERATION...........................................16

9.  SETOFF....................................................................18

10.  THE AGENT................................................................19

         10.1  Authorization..................................................19

         10.2.  Employees and Agents..........................................19

         10.3.  No Liability..................................................19

         10.4.  No Representations............................................19

         10.5.  Payments......................................................20

         10.6.  Holders of Notes..............................................20

         10.7.  Indemnity.....................................................20

         10.8.  Agent as Lender...............................................20

         10.9.  Resignation...................................................20

11  ASSIGNMENT AND PARTICPATION. .............................................21

12.  MISCELLANEOUS............................................................22

13.  EXPENSES.................................................................22

                                    Exhibits

Exhibit A                          Easement Agreement
Exhibit B                          Guaranty by Partnership Guarantors
Exhibit C                          Guaranty by Corporate Guarantor
Exhibit D                          Security Agreement
Exhibit E                          Security Interest Subordination Agreement
Exhibit F                          Term Note
Exhibit G                          USFS Agreement
Exhibit H                          Assignment and Acceptance

                                    Schedules

Schedule 1                         Lenders & Commitment
Schedule 7.3                       Indebtedness

                               TERM LOAN AGREEMENT

         This TERM LOAN AGREEMENT (this "Agreement") is made as of December 5, 2001, by and among HEAVENLY VALLEY, LIMITED PARTNERSHIP, a Nevada limited partnership having its principal place of business at 195 Highway 50, Suite 301, Zephyr Cove, Nevada (the "Borrower"), FLEET NATIONAL BANK, a national banking association ("Fleet"), and the other lending institutions listed on Schedule 1 hereto (collectively, the "Lenders"), and FLEET NATIONAL BANK, as administrative agent for itself and such other Lenders (the "Agent").

                                 1. DEFINITIONS:

         Certain capitalized terms are defined below:

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agreement: See preamble, which term shall include this Agreement and the Schedules hereto, all as amended and in effect from time to time.

         Borrower:  See  preamble.

         Business Day: Any day on which banks in Boston, Massachusetts are open for the transaction of banking business.

         Capitalized Leases: Leases under which the Borrower is the lessee or obligor, the discounted, future rental payment obligations under which are required to be capitalized on the balance sheet of the Borrower in accordance with GAAP.

         Closing Date: The first date on which the conditions set forth inss.6 have been satisfied and the Term Loan is to be made.

         Collateral: All of the property, rights and assets of the Borrower that are or are intended to be subject to the security interest created by the Security Documents.

         Commitment: With respect to each Lender, the amount set forth on
Schedule 1 hereto as the amount of such Lender's commitment to make the Term Loan to the Borrower.

         Commitment Percentage: With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

         Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

         Consolidated Credit Agreement. The Amended, Restated and Consolidated Credit Agreement, dated as of October 12, 1999 (as amended and in effect from time to time), by and among the Corporate Guarantor, the Borrower, the lenders party thereto and the other signatories thereto.

         Corporate Guarantor: American Skiing Company, a Delaware corporation, having its chief executive office at Sunday River Road, P.O. Box 450, Bethel, Maine 04217.

         Corporate Guarantor Lenders: The lenders party to the Amended, Restated and Consolidated Credit Agreement, dated as of October 12, 1999 (as amended), by and among the Corporate Guarantor, the lenders party thereto and the other signatories thereto.

         Default: An event or act which with the giving of notice and/or the lapse of time, would become an Event of Default.

         Easement Agreement. The Easement Agreement, dated or to be dated on or prior to the Closing Date, by and among the Agent, the Borrower and the agent to the Corporate Guarantor Lenders in substantially the form of Exhibit A hereto.

         EBITDA: As of any date of determination, for the most recently completed four (4) fiscal quarters of the Borrower, (a) net income (or loss) determined in accordance with GAAP without giving effect to extraordinary gains and losses from sales, exchanges and other dispositions of property not in the ordinary course of business, plus to the extent deducted in calculating net income, (b) the sum of, without duplication, (i) depreciation expense, (ii) amortization expense, (iii) interest expense plus the non-cash portion of interest expense on funded debt, (iv) income tax expense, and (v) other non-cash items.

         Environmental Laws: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

         Event of Default:  Any of the events listed inss.8 hereof.

         Fee Letter. The Fee Letter dated on or prior to the Closing Date between the Borrower and the Agent.

         Financials: In respect of any period, the balance sheet of any person or entity as at the end of such period, and the related statement of income and statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

         Forest Service Permit. The Forest Service Permit, dated November 12, 1997, wherein permission is granted to the Borrower to utilize certain real property located in Eldorado National Forest and owned by the federal government for operation of the Heavenly Ski Area.

         GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, as in effect from time to time.

         Governing Documents: In respect of any entity, the certificate or articles of incorporation, organization, formation or limited partnership, the by-laws, operating agreement or partnership agreement of such entity, or other constitutive documents of such entity.

         Governmental Authority: Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         Guarantees: Collectively, (a) the Guaranty, dated or to be dated on or prior to the Closing Date, from the Partnership Guarantors in favor of the Agent and the Lenders in substantially the form of Exhibit B hereto, and (b) the Guaranty, dated or to be dated on or prior to the Closing Date, from the Corporate Guarantor in favor of the Agent and the Lenders in substantially the form of Exhibit C hereto.

         Guarantors:  The Corporate Guarantor and the Partnership Guarantors.

         Heavenly Ski Area: The ski area and resort located in South Lake Tahoe, California that is owned and operated by the Borrower.

         Indebtedness: In respect of any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (a) all debt obligations, (b) all liabilities secured by Liens, (c) all obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (d) all guarantees, (e) every obligation of such Person under any Capitalized Lease or Synthetic Lease, and
(f) all liabilities in respect of bankers' acceptances or letters of credit.

         Indenture. The Indenture, dated as of June 28, 1996, as amended through the date hereof, by and among the Corporate Guarantor, United States Trust Company of New York, as trustee, and the other signatories thereto, pursuant to which the Corporate Guarantor issued its senior subordinated notes due 2006.

         Lenders:  See preamble.

         Liens: Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         Loan Documents: This Agreement, the Term Notes, the Fee Letter and the Security Documents, in each case as from time to time amended or supplemented.

         Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of the Borrower or material impairment of the ability of the Borrower to perform its obligations hereunder or under any of the other Loan Documents.

         Obligations: All indebtedness, obligations and liabilities of the Borrower to any of the Lenders and/or the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under (a) this Agreement, (b) any other Loan Document, (c) in respect of the Term Loan or the Term Notes, or (d) other instruments at any time evidencing any of (a) through (c) hereof.

         Partnership Guarantors: Collectively, (a) Oak Hill Capital Partners, L.P., a Delaware limited partnership, (b) Oak Hill Capital Partners (Bermuda), L.P., a Bermuda exempted limited partnership, (c) Oak Hill Capital Management Partners, L.P., a Delaware limited partnership, and (d) Oak Hill Capital Management Partners (Bermuda), L.P., a Bermuda exempted limited partnership, each Partnership Guarantor having its chief executive office at 201 Main Street, Suite 2420, Fort Worth, Texas 76102.

         Person: Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

         Requirement of Law: In respect of any person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

         Security Agreement: The Security Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent in substantially the form of Exhibit D hereto.

         Security Documents: The Guarantees, the Security Agreement, the Security Interest Subordination Agreement, the Easement Agreement, the USFS Agreement (as defined in Section 6(o)) and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document, in each case, as amended.

         Security Interest Subordination Agreement: The Security Interest Subordination Agreement, dated or to be dated on or prior to the Closing Date, by and among the Agent, the Borrower and the agent to the Corporate Guarantor Lenders in substantially the form of Exhibit E hereto.

         Synthetic Lease: Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

         Term Loan: The term loan made or to be made by the Lenders to the Borrower on the Closing Date pursuant to ss.2.1 in the aggregate principal amount not to exceed $14,000,000.

         Term Loan Maturity Date: November 30, 2006 or such earlier date on which the Term Loan may become due and payable pursuant to the terms hereof.

         Term Notes:  Seess.2.2.

         Term Note Record:  A record with respect to a Term Note.

                                2. THE TERM LOAN.

         2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each Lender agrees to lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the principal amount of $14,000,000.

         2.2. The Term Notes. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit F hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made a notation on such Lender's Term Note Record reflecting the original principal amount of such Lender's Commitment Percentage of the Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         2.3. Mandatory Payments of Principal of Term Loan. The Borrower promises to pay to the Agent for the account of the Lenders the principal amount of the Term Loan in fifty-nine (59) consecutive monthly payments of $233,333.33, such installments to be due and payable on the last day of each calendar month of each calendar year, commencing on December 31, 2001, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

         2.4. Optional Prepayment of Term Loan. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Agent (the "Prepayment Notice"); provided that (i) each partial prepayment shall be in the principal amount of $500,000 or an integral multiple thereof and (ii) each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Lender's Term Note, with adjustments, to the extent practicable, to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan pursuant to this ss.2.4 shall include all interest accrued to the date of prepayment plus the Make-Whole Amount (as hereinafter defined), if any, and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. Notwithstanding the foregoing, upon (a) a "Change of Control" (as defined in the Indenture as in effect on the date hereof) or (b) a sale by (i) the Corporate Guarantor or one or more of its subsidiaries of a majority of the partnership interests of the Borrower or (ii) the Borrower of all or substantially all of its assets, the Borrower shall pay, in lieu of and not in addition to the Make-Whole Amount, a premium on any prepayment made in connection therewith (a "Prepayment Premium") in an amount determined in accordance with the percentages set forth in the following table opposite the period during which such prepayment is made:
@@

                       Period                     Prepayment Premium

Closing Date through
first anniversary thereof                      5% of amount prepaid

First anniversary of
Closing Date through second
anniversary of Closing Date                    4% of amount prepaid

Second anniversary of
Closing Date through third
anniversary of Closing Date                    3% of amount prepaid

Third anniversary of
Closing Date through fourth
anniversary of Closing Date                    2% of amount prepaid

Fourth anniversary of
Closing Date through fifth
anniversary of Closing Date                    1% of amount prepaid

Thereafter                                     -0-

         @@

The Prepayment Notice shall specify the prepayment date, the aggregate principal amount of the Term Notes to be prepaid on such date, the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Chief Financial Officer of the Borrower as to the estimated Make-Whole Amount or Prepayment Premium, as the case may be, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. No amount repaid with respect to the Term Loan may be reborrowed.

         The term "Make-Whole Amount" means, with respect to each Term Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Term Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "Called Principal" means, with respect to each Term Note, the principal of such Term Note that is to be prepaid pursuant to this Section 2.4.

         "Discounted Value" means, with respect to the Called Principal of each Term Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Term Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" means, with respect to the Called Principal of each Term Note, 1.00% per annum over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (Boston, Massachusetts time) on the second Business Day preceding the Settlement Date with respect to such Called Principal on the display designated as "Screens PX1 through PX7" on the Bloomberg Financial Markets Commodities News screen (or such other display as may replace Screens PX1 through PX7 on the Bloomberg Financial Markets Commodities News screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (x) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (y) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

         "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "Remaining Scheduled Payments" means, with respect to the Called Principal of each Term Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Term Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this Section 2.4.

         "Settlement Date" means, with respect to the Called Principal of each Term Note, the date on which such Called Principal is to be prepaid pursuant to this Section 2.4.

         2.5. Interest on Term Loan. Except as set forth in ss.2.6, the outstanding amount of the Term Loan shall bear interest at the rate of ten and one-half percent (10.5%) per annum (the "Fixed Rate"). Interest shall be payable monthly in arrears on the last day of each calendar month, commencing on the first such date following the Closing Date, and on the Term Loan Maturity Date. The Borrower promises to pay interest on the outstanding amount of the Term Loan from the Closing Date until the Term Loan Maturity Date in accordance with the provisions of this ss.2.5.

         2.6.   Interest After Default.

                  2.6.1. Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Term Loan and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at the rate of fourteen and one-half percent (14.5%) per annum until such amount shall be paid in full (after as well as before judgment).

                  2.6.2 Amounts Not Overdue. During the continuance of an Event of Default the principal of the Term Loan not overdue shall, until such Event of Default has been cured or remedied, bear interest at the rate of twelve and one-half percent (12.5%) per annum.

                           3. CHANGES IN CIRCUMSTANCES

         If after the date hereof any Lender or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Lender or the Agent or any corporation controlling such Lender or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Agent's commitment with respect to the Term Loan to a level below that which such Lender or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount reasonably deemed by such Lender or (as the case may be) the Agent to be material, then such Lender or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Fixed Rate, the Borrower agrees to pay such Lender or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Agent of a statement setting forth such Lender's or the Agent's calculation thereof, which statement shall be deemed true and correct absent manifest error. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

                              4. FEES AND PAYMENTS.
4.1.     Fees.

                  4.1.1 Closing Fee. The Borrower agrees to pay to the Agent for the pro rata accounts of the Lenders on the Closing Date a closing fee in the amount of $210,000.

                  4.1.2 Agent's Fee. The Borrower shall pay to the Agent, for the Agent's own account, on the Closing Date an Agent's fee in the amount specified in the Fee Letter.

         4.2.  Funds for Payments.

                  4.2.1. Payments to Agent. All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Agent in Dollars, for the respective accounts of the Lenders and the Agent, at the Agent's Office or at such other place that the Agent may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts time or other local time at the place of payment) and in immediately available funds.

                  4.2.2 No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         4.3. Computations. All computations of interest on the Term Loan shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Term Loan as reflected on the Term Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Lenders of such outstanding amount, the Agent or such Lender shall notify the Borrower to the contrary.

                       5. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Agent and each of the Lenders on the Closing Date that:

                  (a) the Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by the Borrower of the Loan Documents (i) are within its partnership authority, (ii) have been duly authorized by all appropriate action,
         (iii) do not conflict with or contravene its Governing Documents;

                  (b) upon execution and delivery thereof, each Loan Document to which it is a party shall constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

                  (c) the Borrower has good and marketable title to all its material properties, subject only to Liens permitted hereunder, and possesses or has unrestricted access to all assets, including intellectual properties, franchises and Consents, necessary and adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrower maintains insurance with financially responsible insurers, copies of the policies for which have been previously delivered to the Agent and each of the Lenders, covering such risks and in such amounts and with such deductibles as are customary in the Borrower's business and are adequate;

                  (d) the Borrower has provided to the Agent and each of the Lenders its unaudited Financials as at July 29, 2001 and for the fiscal period then ended, and such Financials are complete and correct and fairly present the position of the Borrower as at such date and for such period in accordance with GAAP consistently applied. The Borrower has also provided to the Agent and each of the Lenders its forecast of the operations of the Borrower for the period from July 30, 2001 through July 29, 2002, and such forecast has been prepared in good faith based upon reasonable assumptions;

                  (e) since July 29, 2001, except as otherwise set forth in the Form 10-K of the Corporate Guarantor filed with the Securities and Exchange Commission on November 13, 2001, there has been no change of any kind in the Borrower which would have a Materially Adverse Effect;

                  (f) there are no legal or other proceedings or investigations pending or threatened against the Borrower before any court, tribunal or regulatory authority which could reasonably be expected to, alone or together, have a Materially Adverse Effect;

                  (g) the Borrower's execution, delivery, performance of its obligations, and exercise of its rights under each of the Loan Documents to which it is a party, including borrowing under this Agreement (i) do not require any Consents other than those Consents which have already been obtained by the Borrower and provided to the Agent; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Governing Document, partnership minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property;

                  (h) the Borrower is not, and shall not be upon execution and delivery of each Loan Document, in violation of (i) any Governing Document, partnership minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or
         (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws; and

                  (i) upon execution and delivery of the Security Agreement and the filing of documents thereby required, the Agent, on behalf of the Lenders, shall have first-priority perfected Liens on the Collateral, subject only to Liens permitted hereunder and entitled to priority under applicable law, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first-priority Liens of the Agent on behalf of the Lenders;

                  (j) upon execution and delivery of the Easement Agreement and the recording thereof, the Agent, on behalf of the Lenders, shall have an easement over, across, in, under, upon and within the property owned by the Borrower and on which the Collateral is located, with no agreements or similar filings on record anywhere which conflict with such easement; and

                  (k) the Borrower has no Subsidiaries and is not a party to any partnership or joint venture.

                  6. CLOSING CONDITIONS; CONDITIONS PRECEDENT.

         The obligation of the Lenders to make the Term Loan to the Borrower on the Closing Date shall be subject to the following conditions precedent:

                  (a) each of the Loan Documents shall (i) have been duly executed and delivered by the respective parties thereto, (ii) be in full force and effect, (iii) constitute the legal, valid, and binding agreement of the parties thereto enforceable against such parties according to its terms, and (iv) be in form and substance satisfactory to each Lender;

                  (b) the Agent shall have received from the Borrower a copy, certified by the general partner of the Borrower to be true and complete on the Closing Date, (i) of each of its Governing Documents,
         (ii) a certificate of the secretary of state of the jurisdiction in which it is organized as to its legal existence and good standing, and
         (iii) a certificate of the secretary of state of each jurisdiction in which it is qualified to do business as to its good standing in such jurisdiction;

                  (c) the Agent shall have received a certificate of the general partner of the Borrower, dated as of the Closing Date, in form and substance satisfactory to the Agent, certifying the authorizing resolutions of the general partner;

                  (d) the Agent shall have received a certificate of the general partner of the Borrower, dated as of the Closing Date, in form and substance satisfactory to the Agent, as to the solvency of the Borrower following the consummation of the transactions contemplated herein;

                  (e) the Agent shall have received from the Corporate Guarantor a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, (i) of each of its Governing Documents, and (ii) a certificate of the secretary of state of the jurisdiction in which it is organized as to its due organization, legal existence and good standing;

                  (f) the Agent shall have received from the Corporate Guarantor a secretary's certificate, dated as of the Closing Date, in form and substance satisfactory to the Agent, certifying (i) the authorizing resolutions of its board of directors, and (ii) the incumbency of all officers executing Loan Documents, with specimen signatures;

                  (g) the Agent shall have received from each Partnership Guarantor a copy, certified by the general partner of such Partnership Guarantor to be true and complete on the Closing Date, (i) of each of its Governing Documents, and (ii) a certificate of the secretary of state of the jurisdiction in which such Partnership Guarantor is organized as to its legal existence and good standing;

                  (h) the Agent shall have received a certificate of the general partner of each Partnership Guarantor, dated as of the Closing Date, in form and substance satisfactory to the Agent, certifying the authorizing resolutions of such general partner;

                  (i) the Agent shall have received a favorable legal opinion addressed to the Agent and each Lender, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, from the Borrower's General Counsel;

                  (j) the Agent shall have received a favorable legal opinion addressed to the Agent and each Lender, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, from Paul, Weiss, Rifkind, Wharton & Garrison, counsel to each of the Partnership Guarantors;

                  (k) each of the representations and warranties of the Borrower to the Agent and the Lenders herein, in any of the other Loan Documents or any documents, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or claimed to have been made;

                  (l) each of the representations and warranties of each Guarantor to the Agent and the Lenders in its Guaranty or any documents, certificate or other paper or notice in connection therewith shall be true and correct in all material respects as of the time made or claimed to have been made;

                  (m) the Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Liens permitted hereunder entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent;

                  (n) the Corporate Guarantor Lenders shall have consented to the transactions contemplated hereby and such consent shall be in form and substance satisfactory to the Agent;

                  (o) the Agent shall have received a duly executed agreement (the "USFS Agreement") from the Forest Service of the United States Department of Agriculture ("Forest Service"), in substantially the form of Exhibit G hereto, acknowledging and consenting to the Agent's security interest in the Collateral located on real estate owned by the United States, administered by the Forest Service and used and occupied by the Borrower pursuant to the Forest Service Permit;

                  (p) The Easement Agreement shall have been recorded with the register of deeds for El Dorado county, California.

                  (q)      no Default or Event of Default shall be continuing;

                  (r) all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Agent and the Agent shall have received all information and documents as it may have reasonably requested;

                  (s) no change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of any Lender would make it unlawful for such Lender to make the Term Loan; and

                  (t) all fees and amounts under the Loan Documents and all reasonable fees of Agent's counsel shall have been paid to the Agent.

                                  7. COVENANTS.

         7.1 Affirmative Covenants. The Borrower agrees that so long as the Term Loan is outstanding and until the payment and satisfaction in full of all the Obligations, the Borrower will comply with its obligations as set forth throughout this Agreement and to:

                  (a) furnish each Lender: (i) as soon as available but in any event within ninety (90) days after the close of each fiscal year, its unaudited Financials for such fiscal year, certified by the Borrower's chief financial officer; (ii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter its unaudited Financials for such quarter, certified by its chief financial officer and general partner; and (iii) together with the quarterly and annual audited Financials, a certificate of the general partner of the Borrower certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrower with respect thereto;

                  (b) keep true and accurate books of account in accordance with GAAP, maintain its current fiscal year and permit any Lender or its designated representatives to inspect the Borrower's premises during normal business hours, to examine and be advised as to such or other business records upon the request of such Lender, and to permit such Lender's commercial finance examiners to conduct periodic commercial finance examinations;

                  (c) (i) maintain its business, assets and existence as a limited partnership under the laws of the State of Nevada, (ii) keep its business and assets adequately insured, (iii) maintain its chief executive office in the United States, (iv) continue to engage in the same lines of business, and (v) comply with all Requirements of Law, including ERISA and Environmental Laws, except where the failure to so comply could not be expected to result in a Material Adverse Effect;

                  (d) notify each Lender promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, (iv) any material threatened or pending litigation or similar proceeding affecting the Borrower or any material change in any such litigation or proceeding previously reported and (v) claims against any assets or properties of the Borrower encumbered in favor of the Agent and the Lenders;

                  (e) use the proceeds of the Loans solely to finance the purchase and construction of the gondola at the Heavenly Ski Area located in South Lake Tahoe, California, and not for the purchase or carrying of any "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

                  (f) comply with all material agreements and instruments by which it or any of its properties may be bound;

                  (g) timely pay all taxes, including but not limited to taxes assessed in connection with or as a result of the gondola at the Heavenly Ski Area being located in the South Tahoe Redevelopment Agency Community Facilities District No. 2001-1; and

                  (h) cooperate with the Agent and the Lenders, take such action, execute such documents, and provide such information as the Agent and the Lenders may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents, including without limitation, the delivery at the Borrower's expense of appraisals, title insurance, surveys, or environmental assessments.

         7.2 Minimum EBITDA Covenant. The Borrower covenants and agrees that so long as the Term Loan is outstanding and until the payment and satisfaction in full of all the Obligations, the Borrower will not permit EBITDA for any period of four (4) consecutive fiscal quarters ending after September 30, 2001 to be less than $8,000,000.
7.3      Indebtedness.

         The Borrower agrees that so long as the Term Loan is outstanding and until the payment and satisfaction in full of all the Obligations, the Borrower will not create, incur, assume or permit to exist any Indebtedness other than
(a) Indebtedness to the Lenders, (b) Indebtedness in respect of the acquisition of real and/or personal property which does not exceed $3,000,000 in the aggregate, (c) current liabilities of the Borrower not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (d) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken, (e) Indebtedness not included above and listed on Schedule 7.3 hereto, and (f) refinancings of any of the foregoing Indebtedness provided that the (i) principal amount of such refinanced Indebtedness is not greater than the principal amount of the Indebtedness being refinanced, (ii) such refinanced Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being refinanced, and
(iii) the other terms and provisions governing such refinanced Indebtedness are substantially similar to terms and provisions which governed the Indebtedness being refinanced.

                       8. EVENTS OF DEFAULT; ACCELERATION.

         If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay when due and payable any principal of the Term Loan when the same becomes due;

                  (b) the Borrower shall fail to pay interest on the Term Loan or any other sum due under any of the Loan Documents when due and payable, and such failure shall continue for a period of five (5) days;

                  (c) the Borrower shall fail to perform or observe any of the terms, covenants, or agreements contained in ss.ss.7.1, 7.2 or 7.3; provided, however, that with respect to the covenants set forth in ss.7.1(a), the Agent or any Lender having a Commitment Percentage equal to or greater than ten percent (10%) shall notify the Borrower of its failure to provide the required reports when due and the Agent shall allow the Borrower five (5) days to comply with the covenants set forth in ss.7.1(a).

                  (d) (i) the Borrower shall fail to perform any other term, covenant or agreement contained in the Loan Documents within thirty
         (30) days after the Agent or any Lender having a Commitment Percentage equal to or greater than ten percent (10%) has given written notice of such failure to the Borrower, (ii) or any Guarantor shall fail to perform any term, covenant or agreement contained in the Guarantees;

                  (e) any representation or warranty of the Borrower or any Guarantor, as applicable, in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

                  (f) the Borrower or any Guarantor shall be in default (after any applicable period of grace or cure period) under any agreement or agreements evidencing Indebtedness in excess of $2,000,000, or shall fail to pay such Indebtedness when due, or within any applicable period of grace;

                  (g) any of the Loan Documents shall cease to be in full force and effect;

                  (h) the Borrower (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

                  (i) the Borrower or any Guarantor shall be unable to pay its debts as they mature; or

                  (j) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower not covered by insurance that, together with other outstanding claims and execution actions against the Borrower not covered by insurance exceeds $250,000 in the aggregate;

         THEN, or at any time thereafter, :

                  (1) In the case of any Event of Default under clause (h) or
         (i), the entire unpaid principal amount of the Term Loan, all interest accrued and unpaid thereon, and all other amounts payable thereunder (including, without limitation, commitment fees) and under the other

         Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (2) In the case of any Event of Default under any clause other than (h) or (i), the Agent may, and at the request of any Lender shall, by written notice to the Borrower, declare the unpaid principal amount of the Term Loan, all interest accrued and unpaid thereon, and all other amounts payable hereunder (including, without limitation, fees) and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

         No remedy herein conferred upon the Lenders is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

                                   9. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Borrower (other than those arising under the Consolidated Credit Agreement) may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Term Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Term Notes held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Term Notes held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Term Note or Term Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Term Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Term Notes held by its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 10. THE AGENT.
10.1     Authorization.

         The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders. As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in
Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

         10.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         10.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         10.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Term Notes, any of the other Loan Documents, or any instrument at any time constituting, or intended to constitute, collateral security for the Term Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Term Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or the Guarantors, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Term Notes or to inspect any of the properties, books or records of the Borrower or the Guarantors. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantors or any holder of any of the Term Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it make at the time of syndication any representations or warranties, express or implied, nor does it assume any liability to the Lenders with respect to the credit worthiness or financial conditions of the Borrower or the Guarantors. Each Lender acknowledges at the time of syndication that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         10.5.  Payments.

                  (a) A payment by the Borrower or the Guarantors to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Term Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         10.6. Holders of Notes. The Agent may deem and treat the payee of any Term Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         10.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.13), and liabilities of every nature and character arising out of or related to this Agreement, the Term Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         10.8. Agent as Lender. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to the Term Loan, and as the holder of any of the Term Notes, as it would have were it not also the Agent.

         10.9. Resignation. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Lenders, the Borrower and the Guarantors. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower and the Guarantors. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent shall use reasonable efforts on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation, and the Borrower shall pay the reasonable costs charged by any such successor agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                        11. ASSIGNMENT AND PARTICIPATION.

         (a) Upon notice to the Agent and the Borrower, any Lender may assign all or a portion of its interests, rights and obligations under this Agreement hereunder in an amount equal to or greater than $250,000 to additional lenders or other financial institutions with the prior written approval of the Agent. Upon such execution, delivery, and acceptance, from and after the effective date of the assignment, (i) the assignee shall be a party hereto and, to the extent provided in such assignment, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Within five
(5) Business Days after receipt of notice of an assignment, the Borrower, at its expense, shall execute and deliver to such Lenders, in exchange for surrendered Term Notes, new Term Notes with the appropriate insertions, and an Assignment and Acceptance in the form of Exhibit H attached hereto. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder.

         (b) Any Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement and the other Loan Documents; provided that (i) any such sale or participation shall not affect the rights and duties of the Lenders hereunder to the Borrower, and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments, or modifications that would reduce the principal of or the interest rate on the Term Loan, extend the term or increase the amount of the Term Loan as they relate to such participant, reduce the amount of any fees to which such participant is entitled, or extend any regularly scheduled payment date for principal or interest.

         (c) Anything contained in this ss.11 notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Loan Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

                               12. MISCELLANEOUS.

         The Borrower agrees to indemnify and hold harmless the Agent and the Lenders and their respective officers, employees, affiliates, agents, and controlling persons from and against all claims, damages, liabilities and losses of every kind arising out of the Loan Documents, including without limitation, against those in respect of the application of Environmental Laws to the Borrower absent the gross negligence or willful misconduct of the Agent and the Lenders. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrower and each Lender, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Agent or any Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE TERM NOTE ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. EACH OF THE LENDERS AND THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN. Each of the Agent, the Lenders and the Borrower hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document. This document shall not be considered a "Lender Agreement" for purposes of the Consolidated Credit Agreement, notwithstanding the fact that the Agent and/or the Lenders may from time to time be parties thereto.

                                  13. EXPENSES.

         The Borrower shall upon demand reimburse the Agent for (a) the reasonable costs of the Agent of preparing, producing, and reproducing this Agreement, the other Loan Documents, and the other agreements and instruments mentioned herein, (b) the reasonable fees, expenses, and disbursements of counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents, or waivers hereto or hereunder, (c) the fees, expenses, and disbursements of the Agent incurred by the Agent in connection with the administration, or interpretation of the Loan Documents and other instruments mentioned herein, and (d) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Lenders, and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by the Lenders in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lenders' relationship with the Borrower as contemplated by the Loan Documents. The covenants of this ss.13 shall survive payment or satisfaction of all other Obligations.

         IN WITNESS WHEREOF, the undersigned have duly executed this Term Loan Agreement as a sealed instrument as of the date first above written.



                                    HEAVENLY VALLEY,
                                    LIMITED PARTNERSHIP
                                  By:  Heavenly Corporation, its General Partner



                                  By: /s/ Foster A. Stewart, Jr.
                                     -------------------------------------------
                                      Name:  Foster A. Stewart, Jr.
                                      Title:  Senior V.P. and General Counsel

                                      Address:

                                      Tel:
                                      Fax:



                                  FLEET NATIONAL BANK, individually and as Agent



                                  By: /s/ Michael DiSandro
                                     -------------------------------------------
                                      Name: Michael DiSandro
                                      Title: Director

                                      Address:

                                              100 Federal Street
                                              Boston, Massachusetts  02110

                                              Tel:
                                              Fax:

                                  BLACK DIAMOND CLO 2000-1 LTD.



                                  By: /s/ Alan Corkish
                                     -------------------------------------------
                                      Name: Alan Corkish
                                      Title: Director

                                      Address:

                                      Tel:
                                      Fax:


                                      BLACK DIAMOND CLO 1998-1 LTD.



                                  By: /s/ Alan Corkish
                                     -------------------------------------------
                                      Name: Alan Corkish
                                      Title: Director

                                      Address:

                                      Tel:
                                      Fax:



                                   SCHEDULE 1

                             Lenders and Commitments


                    BANKS                          TERM LOAN COMMITMENT       TRM LOAN COMMITMENT PERCENTAGE

        Fleet National Bank                             $2,000,000                   14.28571428571%
        Black Diamond CLO 2000-1 Ltd.                   $4,000,000                   28.57142857143%
        Black Diamond CLO 1998-1 Ltd.                   $8,000,000                   57.14285714286%

                    TOTAL                               $14,000,000                        100%

                                   EXHIBIT A
                               EASEMENT AGREEMENT

         This Easement Agreement (this "Agreement") is made as of the 5th day of December, 2001 among (i) HEAVENLY VALLEY, LIMITED PARTNERSHIP, a Nevada limited partnership having its principal place of business at 195 Highway 50, Suite 301, Zephyr Cove, Nevada ("Grantor"), (ii) FLEET NATIONAL BANK, a national banking association having an office at 100 Federal Street, Boston, Massachusetts, as administrative agent (in such capacity, "Term Loan Agent") under a certain Term Loan Agreement dated as of December 5, 2001 (the "Term Loan") and (iii) FLEET NATIONAL BANK, a national banking association having an office at 100 Federal Street, Boston, Massachusetts, as administrative agent (in such capacity, the "Revolving Loan Agent") under a certain Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999 (the "Revolving Loan").

         WHEREAS Grantor owns certain real property located in South Lake Tahoe, El Dorado County, California, more particularly described on Exhibit A attached hereto (the "Property");

         WHEREAS Grantor entered into the Revolving Loan with the Revolving Loan Agent and the other parties thereto, which Revolving Loan was secured by a security interest in the Property;

         WHEREAS concurrent herewith Grantor is entering into the Term Loan with the Term Loan Agent and the other parties thereto, which Term Loan shall be secured by a security interest in a ski gondola and certain other personal property (collectively, the "Improvements") as more particularly described in that certain Security Agreement between Grantor and the Term Loan Agent of even date herewith and recorded herewith (the "Security Agreement");

         WHEREAS as a condition to entering into the Term Loan, the Term Loan Agent is requiring Grantor to grant an easement over the Property so that the Term Loan Agent shall have the right to access the Improvements for any and all purposes;

         WHEREAS per the terms and provisions of the Revolving Loan, Grantor must obtain the consent of the Revolving Loan Agent prior to granting an easement on the Property; and

         WHEREAS Grantor is willing to grant such an easement and the Revolving Loan Agent is willing to consent to such an easement, in each case, on the terms and conditions contained in this Agreement.

         NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Easement. Grantor hereby grants to the Term Loan Agent, its agents, employees and invitees, the right and exclusive (except as hereinafter provided) easement (the "Easement") over, across, in, under, upon and within the Property for all purposes relating to the Improvements, including, without limitation, the inspection, use, maintenance, repair, replacement, modification, removal and sale or other disposition thereof. The Easement shall be perpetual in duration; provided however, if the Term Loan Agent receives payment and satisfaction in full of all obligations of Grantor under the Term Loan without having to seize collateral of Grantor (including the Improvements) or otherwise enforce the Term Loan Agent's rights under the Security Agreement, then upon such payment and satisfaction in full the Term Loan Agent and Grantor will execute and deliver a termination of this Agreement in recordable form.

         2. Rights Included in Grant. The Easement is granted together with the following rights:

                  a. Right of Access. The right to pass over, across and upon the Property as is reasonable and necessary in the opinion of the Term Loan Agent to exercise its rights hereunder.

                  b. Right to Make Excavations. The right to make excavations on the Property as are reasonable and necessary in the opinion of the Term Loan Agent to exercise its rights hereunder. Upon completion of any such excavation, the Term Loan Agent shall restore the surface of the Property to its previous condition.

                  c. Right to Store, Operate etc. The right to store, alter, maintain and operate the Improvements on the Property free of any rent or other charge for use or occupancy.

         3. Reservation of Rights. Grantor reserves the right to use the Property, provided that such use shall not substantially interfere with the operation of the Improvements thereon and the rights granted under this Agreement.

         4. Successors and Assigns. The rights, liabilities, agreements and other obligations set forth in this Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of Grantor and all persons claiming by, through or under it, but only during their respective periods of ownership of the fee interest in the Property, and shall likewise inure to the benefit of and be binding upon the Term Loan Agent, its heirs, successors and assigns and upon all persons claiming by, through or under it.

         5. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to California choice of law provisions.

         6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute one instrument.
         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

  GRANTOR:                             HEAVENLY VALLEY, LIMITED PARTNERSHIP

                                   By: Heavenly Corporation, its general partner


                                   By: ________________________________
                                       Name:
                                       Title:


TERM LOAN AGENT:                       FLEET NATIONAL BANK, as Agent under the
                                                Term Loan


                                   By: ________________________________
                                       Name:
                                       Title:







CONSENTED AND AGREED TO
as of the date first written above by

REVOLVING LOAN AGENT:

FLEET NATIONAL BANK, as Agent
under the Revolving Loan


By: _________________________
  Name:
  Title:

STATE/COMMONWEALTH OF _____________
COUNTY OF ______________, ss.

         On December ___, 2001, before me, the undersigned, a Notary Public in and for said State/Commonwealth, personally appeared _______________ known to me to be _______________ of Heavenly Corporation, which is general partner of Heavenly Valley Limited Partnership, and known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors, and further acknowledged the execution of said instrument to be the free act and deed of said corporation by it and by him voluntarily executed.

         WITNESS my hand and official seal.



                             Notary Public
                                           My Commission expires:




STATE/COMMONWEALTH OF _____________
COUNTY OF ______________, ss.

         On December ___, 2001, before me, the undersigned, a Notary Public in and for said State/Commonwealth, personally appeared _______________ known to me to be _______________ of Fleet National Bank, and known to me to be the person who executed the within instrument on behalf of the association therein named, and acknowledged to me that such association executed the within instrument pursuant to its by-laws or a resolution of its board of directors, and further acknowledged the execution of said instrument to be the free act and deed of said association by it and by him voluntarily executed.

         WITNESS my hand and official seal.


                         Notary Public
                                       My Commission expires:

                                    EXHIBIT A

                          Description of Real Property

That certain real property situated in the State of California, County of El Dorado, City of South Lake Tahoe, described as follows:

Parcel 1
Lot 13 as shown on the map entitled "Park Avenue Subdivision Phase I" filed for record June 27, 2000 in Book I of Subdivision Maps, page 68, Official Records El Dorado County.

Parcel 2
That certain Gondola Easement and incidence thereto as described in the "Gondola Easement Deed (Lots 3B, 9,10,11; Cal Trans Parcel)" executed by the City of South Lake Tahoe, and South Tahoe Redevelopment Agency, and recorded September 7, 2000, as instrument no.2000-55594 Official Records El Dorado County.

Parcel 3
That certain Gondola Easement and incidence thereto as described in the "Gondola Easement Deed (Montreal Road; Van Sickle Road; Forest Inn Parcel; Van Sickle Trust Parcel;Van Sicle Enterprises Parcels)" executed by the City of South Lake Tahoe, South Tahoe Redevelopment Agency and County of El Dorado, and recorded September 7,2000, as instrument no.2000-44595 Official Records El Dorado County.

                                   EXHIBIT B
                                    GUARANTY

         GUARANTY, dated as of December 5, 2001, by AMERICAN SKIING COMPANY, a Delaware corporation (the "Guarantor"), in favor of (a) FLEET NATIONAL BANK, as administrative agent (hereinafter, in such capacity, the "Agent") for itself and certain other lenders which are or may become parties to a Term Loan Agreement, dated as of December 5, 2001 (as amended and in effect from time to time, the "Loan Agreement"), by and among HEAVENLY VALLEY, LIMITED PARTNERSHIP, a Nevada limited partnership (the "Company"), FLEET NATIONAL BANK, a national banking association ("Fleet"), BLACK DIAMOND CLO 2000-1 LTD., a Grand Cayman corporation ("Diamond 2000"), and BLACK DIAMOND CLO 1998-1 LTD., a Grand Cayman corporation ("Diamond 1998", and collectively with Fleet and Diamond 2000, the "Lenders"), and (b) each of the Lenders;

         WHEREAS, the Company and the Guarantor are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group;

         WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Lenders pursuant to the Loan Agreement (which benefits are hereby acknowledged);

         WHEREAS, it is a condition precedent to the Lenders making any loans or otherwise extending credit to the Company under the Loan Agreement that the Guarantor execute and deliver to the Agent, for the benefit of the Lenders and the Agent, a guaranty substantially in the form hereof; and

         WHEREAS, the Guarantor wishes to guaranty the Company's obligations to the Lenders and the Agent under or in respect of the Loan Agreement as provided herein;

         NOW, THEREFORE, the Guarantor hereby agrees with the Lenders and the Agent as follows:

         1. Definitions. Unless otherwise defined herein, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Loan Agreement.

         The term "Consolidated Credit Agreement" shall mean the Amended, Restated and Consolidated Credit Agreement, dated as of October 12, 1999 (as amended and in effect from time to time), by and among the Guarantor, the Company, the lenders party thereto and the other signatories thereto.

         The term "Consolidated EBITDA" shall mean, as of any date of determination, for the most recently completed four fiscal quarters, (a) net income or (loss) of the Guarantor and its Restricted Subsidiaries (as defined in the Consolidated Credit Agreement in effect on the date hereof) on a consolidated basis determined in accordance with generally accepted accounting principles without giving effect to extraordinary gains and losses from sales, exchanges and other dispositions of property not in the ordinary course of business, and nonrecurring items and excluding from the calculation of net income all revenues from Unrestricted Subsidiaries (as defined in the Consolidated Credit Agreement in effect on the date hereof) except to the extent received by the Guarantor or its Restricted Subsidiaries in cash as a loan repayment, dividend or other distribution, plus, to the extent deducted in calculating net income, (b) the sum of, without duplication, (i) depreciation expense of the Guarantor and its Restricted Subsidiaries, (ii) amortization expense of the Guarantor and its Restricted Subsidiaries, (iii) Consolidated Interest Expense (as defined in the Consolidated Credit Agreement in effect on the date hereof) plus the non-cash portion of consolidated interest expense on Consolidated Funded Debt (as defined in the Consolidated Credit Agreement in effect on the date hereof), (iv) income tax expense of the Guarantor and its Restricted Subsidiaries, and (v) other non-cash items of the Guarantor and its Restricted Subsidiaries, less, to the extent included in calculating net income,
(c) the sum of, without duplication, (i) non-recurring employee severance and stay-bonus expenses of the Guarantor and its Restricted Subsidiaries which are charged to operating expenses when and as charged, (ii) expenses related to the financial restructuring of the Guarantor and its Restricted Subsidiaries which are charged to operating expenses when and as charged, including, (x) fees to legal and financial advisors and (y) amendment fees and other similar financing costs, and (iii) costs and expenses associated with the termination of the proposed merger with MeriStar (as defined in the Consolidated Credit Agreement), in an aggregate amount with respect to clause (c) not to exceed $11,000,000.

         The term "Consolidated Senior Debt" shall mean the sum of (a) the outstanding principal amount of the Term Loans (as defined in the Consolidated Credit Agreement in effect on the date hereof), plus (b) the Revolving Credit Advances (as defined in the Consolidated Credit Agreement in effect on the date hereof), plus (c) the Swing Line Loans (as defined in the Consolidated Credit Agreement in effect on the date hereof), plus (d) all other Consolidated Funded Debt (as defined in the Consolidated Credit Agreement in effect on the date hereof) other than Subordinated Indebtedness. On any date of determination, the outstanding principal amount of the Revolving Credit Advances shall be equal to the average daily Revolving Credit Advances outstanding during the preceding 12-month period.

         The term "Guaranteed Obligations" shall mean all indebtedness, obligations and liabilities of the Company to the Agent or any Lender, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Loan Agreement, this Guaranty or any of the other Loan Documents or any instruments at any time evidencing any thereof.

         The term "Junior Subordinated Notes" shall mean the Guarantor's convertible subordinated notes due 2007 issued pursuant to the Indenture, dated as of July 15, 2001, between the Guarantor and Oak Hill Capital Partners, L.P.

         The term "Senior Leverage Ratio" shall mean, as at any date of determination, the ratio of (a) Consolidated Senior Debt as of such date to (b) Consolidated EBITDA for the four-quarter period ending on such date, in each case calculated on a Pro Forma Basis.

         The term "Subordinated Indebtedness" shall mean (a) the Senior Subordinated Notes (as defined in the Consolidated Credit Agreement as in effect on the date hereof), (b) the Junior Subordinated Notes, and (c) all other Indebtedness of the Guarantor and its Restricted Subsidiaries which is subordinated to the Indebtedness of the Guarantor and its Restricted Subsidiaries under the Loan Agreement.

         The term "Pro Forma Basis" shall mean for the purposes of determining the Senior Leverage Ratio, Consolidated EBITDA and Consolidated Senior Debt shall be calculated on a pro forma basis as if all businesses sold during the relevant period had been sold on the first day of such period.

         2. Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Agent and the Lenders the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Guaranteed Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss.362(a) of the Federal Bankruptcy Code and the operation of ss.ss.502(b) and 506(b) of the Federal Bankruptcy Code. In addition, the Guarantor agrees that payments by the Guarantor hereunder shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Guarantor with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Guarantor will pay to the Agent and each Lender, on the date on which such amount is due and payable under any Loan Document, such additional amount in United States dollars as shall be necessary to enable the Agent and each Lender to receive the same net amount which the Agent and each Lender would have received on such due date had no such obligation been imposed upon the Guarantor. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Guaranteed Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Lender first attempt to collect any of the Guaranteed Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should (a) any Event of Default under the Loan Agreement have occurred and not have been waived by each of the Lenders or (b) Guarantor fail to comply with any of its covenants contained herein (a "Covenant Default"), including but not limited to the Senior Leverage Ratio, and such Covenant Default has not been waived by each of the Lenders, then the obligations of the Guarantor hereunder with respect to the Guaranteed

Obligations shall become immediately due and payable to the Agent, for the benefit of the Lenders and the Agent, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Lenders on any number of occasions. All payments by the Guarantor hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Loan Agreement, for the account of the Lenders and the Agent.

         3. Guarantor's Agreement to Pay Enforcement Costs, etc. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any Lender in connection with the Guaranteed Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this ss.3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Loan Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         4. Waivers by Guarantor; Lenders' Freedom to Act. The Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto (including, without limitation, any law, regulation or order relating to taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein). The Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Guaranteed Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Guaranteed Obligation;
(c) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Loan Agreement, or the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Guaranteed Obligation, (e) the adequacy of any rights which the Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Guaranteed Obligations; (f) the impairment of any collateral securing any of the Guaranteed Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent the Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Agent's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Agent or any Lender.

         5. Unenforceability of Guaranteed Obligations Against Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Guaranteed Obligations. In the event that demand or acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Loan Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligation shall be immediately due and payable by the Guarantor.

         6.  Subrogation; Subordination

                  6.1. Waiver of Rights Against Company. Until the final payment and performance in full of all of the Guaranteed Obligations, the Guarantor shall not exercise and the Guarantor hereby waives any rights against the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Guarantor to the Company; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Lender.

                  6.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Company now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to the Guarantor until all of the Guaranteed Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Agent and the Lenders and be paid over to the Agent and the Lenders on account of the Guaranteed Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

                  6.3. Provisions Supplemental. The provisions of this ss.6 shall be supplemental to and not in derogation of any rights and remedies of the Agent and the Lenders under any separate agreement which the Agent may at any time and from time to time enter into with the Guarantor.

         7. Security; Setoff. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Guaranteed Obligations, each of the Agent and the Lenders is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums credited by or due from any of the Lenders to the Guarantor (other than those arising under the Consolidated Credit Agreement) against the obligations of the Guarantor under this Guaranty, whether or not the Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

         8.  Representations; Covenants and Further Assurances.

                  8.1. Representations. The Guarantor represents and warrants to the Agent and each Lender that (a) it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and the execution, delivery and performance of this Guaranty and any other Loan Document to which it is a party (i) are within its corporate authority, (ii) have been duly authorized by all appropriate action, (iii) do not conflict with or contravene its certificate of incorporation or by-laws; (b) upon the execution and delivery thereof, this Guaranty and each Loan Document shall constitute the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms; (c) the financial statements of the Guarantor provided to the Agent and each Lender as at July 29, 2001 are materially complete and correct and fairly present the position of the Guarantor as at such date and for such period in accordance with generally accepted accounting principles consistently applied; and (d) the Guarantor's execution and delivery of the Guaranty and performance of its obligations and the exercise of its rights under the Guaranty and the other Loan Documents (i) do not require any consents or approvals; and
         (ii) are not and will not be in conflict with or prohibited or prevented by (A) any law, rule, order or regulation, or (B) its certificate of incorporation; by-laws or any agreement to which it is a party or by which it is bound.

                  8.2. Covenants. (a) Except as expressly permitted under the Consolidated Credit Agreement, Guarantor covenants and agrees that so long as any Guaranteed Obligation is outstanding, the Guarantor will not (a) create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any indebtedness, (b) create or incur or suffer to be created or incurred or permit to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom, or (c), or enter into any agreement prohibiting the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired.

                  (b) Guarantor also covenants and agrees that it shall maintain as of the end of each fiscal quarter a Senior Leverage Ratio of not more than the following levels as of the fiscal quarters indicated:



               Fiscal Quarter               Ratio               Fiscal Quarter                 Ratio

         2002 Quarter 2               3.30:1.00          2003 Quarter 3                 2.25:1.00

         2002 Quarter 3               2.80:1.00          2003 Quarter 4                 2.25:1.00

         2002 Quarter 4               2.55:1.00          2004 Quarter 1                 2.00:1.00

         2003 Quarter 1               2.50:1.00          2004 Quarter 2                 2.00:1.00

         2003 Quarter 2               2.50:1.00          2004 Quarter 3 and Thereafter  2.00:1.00

                  8.3. Further Assurances. The Guarantor agrees that it will deliver to the Agent and each Lender (a) within ninety (90) days after the end of each fiscal year of the Guarantor, its balance sheet as at the end of such year, and the related statement of income and statement of cash flow for such year, prepared in accordance with generally accepted accounting principles, and (b) within forty-five (45) days after the end of each fiscal quarter of the Guarantor, its balance sheet as at the end of such fiscal quarter, and the related statement of income and statement of cash flow for the portion of the Guarantor's fiscal year then elapsed, each prepared in accordance with generally accepted accounting principles. The Guarantor also agrees to do all such things and execute all such documents as the Agent and the Lenders may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Agent and the Lenders hereunder. The Guarantor acknowledges and confirms that the Guarantor has established its own adequate means of obtaining from the Company on a continuing basis all information desired by the Guarantor concerning the financial condition of the Company and that the Guarantor will look to the Company and not to the Agent and the Lenders in order for the Guarantor to keep adequately informed of changes in the Company's financial condition.

         9. Termination; Reinstatement. This Guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Guaranteed Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at 100 Federal Street, Boston, Massachusetts 02110. No such notice shall affect any rights of the Agent or any Lender hereunder, including without limitation the rights set forth in ss.ss.4 and 6, with respect to any Guaranteed Obligations incurred or accrued prior to the receipt of such notice or any Guaranteed Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Guaranteed Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

         10. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may assign or otherwise transfer the Loan Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein. The Guarantor may not assign any of its obligations hereunder.

         11. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent with the consent of the Lenders. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         12. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attn: Michael DiSandro, or at such address as either party may designate in writing to the other.

         13. Governing Law; Consent to Jurisdiction. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in ss.12. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         14. Waiver of Jury Trial. EACH OF THE AGENT AND THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (a) certifies that neither the Agent nor any Lender nor any representative, agent or attorney of the Agent or any Lender has represented, expressly or otherwise, that the Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(b) acknowledges that, in entering into the Loan Agreement, and the other Loan Documents to which the Agent or any Lender is a party, the Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this ss.14.

         15. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

         This document shall not be considered a "Lender Agreement" for purposes of the Consolidated Credit Agreement, notwithstanding the fact that the Agent and/or the Lenders may from time to time be parties thereto.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                   AMERICAN SKIING COMPANY



                                   By: _________________________________________
                                       Name:
                                       Title:

                                       Address:
                                       Telex:  _________________________________

                                    EXHIBIT D
                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of December 5, 2001, between HEAVENLY VALLEY, LIMITED PARTNERSHIP, a Nevada limited partnership (the "Company"), and FLEET NATIONAL BANK, a national banking association, as administrative agent (hereinafter, in such capacity, the "Administrative Agent") for itself and other lending institutions (hereinafter, collectively, the "Lenders") which are or may become parties to a Term Loan Agreement, dated as of December 5, 2001 (as amended and in effect from time to time, the "Loan Agreement"), among the Company, the Lenders and the Administrative Agent.

         WHEREAS, it is a condition precedent to the Lenders making any loans to the Company under the Loan Agreement that the Company execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a security agreement in substantially the form hereof; and

         WHEREAS, the Company wishes to grant a security interest in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as herein provided;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement. The term "State", as used herein, means the Commonwealth of Massachusetts. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

         2. Grant of Security Interest. The Company hereby grants to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the following properties, assets and rights of the Company, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): the gondola located at the Heavenly Ski Area in South Lake Tahoe, California, and all personal and fixture property of every kind attached to or a part of such gondola, including but not limited to spare parts, tools and other property used to operate, maintain and repair such gondola, as more fully described on Schedule A attached hereto.

         3. Authorization to File Financing Statements. The Company hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as the gondola located at the Heavenly Ski Area in South Lake Tahoe, California, and all personal and fixture property of every kind relating to, associated with, attached to or part of such gondola regardless of whether any particular asset comprised in the Collateral falls within the scope of
Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or
(ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Company is an organization, the type of organization and any organizational identification number issued to the Company and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Company agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request. The Company also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

         4. Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Collateral, the Company agrees, in each case at the Company's expense, to take the following actions with respect to the following Collateral and without limitation on the Company's other obligations contained in this Agreement:

                  4.1. Collateral in the Possession of a Bailee. If any Collateral is, now or at any time hereafter, in the possession of a bailee, the Company shall promptly notify the Administrative Agent thereof and, at the Administrative Agent's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee's agreement to comply, without further consent of the Company, at any time with instructions of the Administrative Agent as to such Collateral.

                  4.2. Other Actions as to any and all Collateral. The Company further agrees, upon the request of the Administrative Agent and at the Administrative Agent's option, to take any and all other actions as the Administrative Agent may reasonably determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Company's signature thereon is required therefor, (b) causing the Administrative Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Administrative Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Administrative Agent and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

         5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of the Easement Agreement which grants the Administrative Agent and the Lenders an easement with respect to Collateral located on real estate owned by the Company. Nothing contained in the Easement Agreement shall derogate from any of the rights or remedies of the Administrative Agent or any of the Lenders hereunder.

         6. Representations and Warranties Concerning Company's Legal Status. The Company has previously delivered to the Administrative Agent a certificate signed by the Company and entitled "Perfection Certificate" (the "Perfection Certificate"). The Company represents and warrants to the Lenders and the Administrative Agent as follows: (a) the Company's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Company is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Company's organizational identification number or accurately states that the Company has none, (d) the Perfection Certificate accurately sets forth the Company's place of business or, if more than one, its chief executive office, as well as the Company's mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Company is accurate and complete and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Company.

         7. Covenants Concerning Company's Legal Status. The Company covenants with the Lenders and the Administrative Agent as follows: (a) without providing at least thirty (30) days prior written notice to the Administrative Agent, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company will forthwith notify the Administrative Agent of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Administrative Agent.

         8. Representations and Warranties Concerning Collateral, Etc. The Company further represents and warrants to the Lenders and the Administrative Agent as follows: (a) the Company is the owner of the Collateral, free from any right or claim of any person or any adverse Lien, except for the security interest created by this Agreement, the subordinated Lien in favor of the Corporate Guarantor Lenders and the Lien created by the Mello-Roos taxing district of which the Collateral is a part, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in ss.9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Company holds no commercial tort claim except as indicated on the Perfection Certificate, (e) the Company has at all times operated its business materially in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete, and (g) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Company.

         9. Covenants Concerning Collateral, Etc. The Company further covenants with the Lenders and the Administrative Agent as follows: (a) the Collateral, to the extent not delivered to the Administrative Agent pursuant to ss.4, will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Administrative Agent, (b) except for the security interest herein granted, the subordinated Lien in favor of the Corporate Guarantor Lenders and the Lien created by the Mello-Roos taxing district of which the Collateral is a part, the Company shall be the owner of the Collateral free from any right or claim of any other person or any Lien, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Administrative Agent or any of the Lenders, (c) other than as set forth in clause (b) above, the Company shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any person, other than the Administrative Agent, (d) the Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon,

(e) the Company will permit the Administrative Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (g) the Company will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein.

         10.  Insurance.

                  10.1. Maintenance of Insurance. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, all such insurance with respect to the Collateral shall be payable to the Administrative Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Lenders and the Administrative Agent. Without limiting the foregoing, the Company will (a) maintain all such workers' compensation or similar insurance as may be required by law and (b) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; and product liability insurance.

                  10.2. Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $500,000, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (b) in all other circumstances, be held by the Administrative Agent as cash collateral for the Obligations. The Administrative Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Administrative Agent may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Administrative Agent may apply all or any part of such proceeds to the Obligations with the Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

                  10.3. Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Administrative Agent. In the event of failure by the Company to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         11.  Collateral Protection Expenses; Preservation of Collateral.

                  11.1. Expenses Incurred by Administrative Agent. In the Administrative Agent's reasonable discretion, if the Company fails to do so, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Company agrees to reimburse the Administrative Agent on demand for all expenditures so made. The Administrative Agent shall have no obligation to the Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

                  11.2. Administrative Agent's Obligations and Duties. Anything herein to the contrary notwithstanding, the Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to any of the Collateral, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent or any Lender may be entitled at any time or times. The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under ss.9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

         12. Deposits. Whether or not any Obligations are due, the Administrative Agent may following and during the continuance of a Default and Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Administrative Agent or any Lender to the Company may at any time be applied to or set off against any of the Obligations then due and owing.

         13.  Power of Attorney.

                  13.1. Appointment and Powers of Administrative Agent. The Company hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Administrative Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                           (a) upon the occurrence and during the continuance of
                  a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Company's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Company might do, including, without limitation, the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b) to the extent that the Company's authorization
                  given in ss.3 is not sufficient, to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

                  13.2. Ratification by Company. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

                  13.3. No Duty on Administrative Agent. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Lenders in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Administrative Agent's own gross negligence or willful misconduct.

         14. Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent, without any other notice to or demand upon the Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company's principal office(s) or at such other locations as the Administrative Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to the Company at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

         15. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties,
(k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Company acknowledges that the purpose of this ss.16 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent's duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this ss.16. Without limitation upon the foregoing, nothing contained in this ss.16 shall be construed to grant any rights to the Company or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this ss.15.

         16. No Waiver by Administrative Agent, etc. The Administrative Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent with the consent of each Lender. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

         17. Suretyship Waivers by Company. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in ss.11.2. The Company further waives any and all other suretyship defenses.

         18. Marshalling. Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

         19. Proceeds of Dispositions; Expenses. The Company shall pay to the Administrative Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Administrative Agent may determine proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company. In the absence of final payment and satisfaction in full of all of the Obligations, the Company shall remain liable for any deficiency.

         20. Overdue Amounts. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

         21. Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. The Company agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in ss.12 of the Loan Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         22. Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT AND THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Administrative Agent or any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Loan Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this ss.22.

         23. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

         IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

                              HEAVENLY VALLEY, LIMITED PARNTERSHIP

                                By: Heavenly Corporation, its General Partner



                                By:_____________________________________________
                                   Name:
                                   Title:

Accepted:

Fleet National Bank, as Administrative Agent


By: ______________________________________
    Name:
    Title:


                          CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OR STATE OF *_____________________________________________)
__________________                                                     )  ss.
COUNTY OF *____________________________________________________________)

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of ______________, 2001, personally appeared ______________ to me known personally, and who, being by me duly sworn, deposes and says that [s]he is the _______________ of ________________, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said * acknowledged said instrument to be the free act and deed of said corporation.



                                                     Notary Public
                                                     My commission expires:

                                   Schedule A
                             Collateral Description

Debtor:                                                   Secured Party
Heavenly Valley, Limited Partnership               Fleet National Bank, as Agent
195 Highway 50, Suite 301                          100 Federal Street
Zephyr Cove, NV 89448                              Boston, MA 02110
BUSDOCS:1056931.5



SPECIFICATIONS FOR CWA CABINS

138 units of CWA cabins mod. OMEGA III/8-LWI
--------------------------------------------
including:

         - level walk in concept
         - platform

         - door width min. 820 mm (ADA)
         - automatic CWA safety door drive, including door-drive, actuator cable and actuator lever

         - 8 passengers seated
         - flip-up seats, both sides (4 pers. each)
         - vandal proof seats, seats and backs carpet covered

         - flip-in windows, both sides - floor integrated ventilation - door integrated slide down windows

         - panorama glazing, tinted + UV resistant glasses
          (tint gray 208)

         - ski/board racks

         - high quality, UV-resistant outside/inside finish color darkgray, CWA no. EFT 7.1865

         - shipment and insurance to Heavenly site

         - free training, during 5 working days, of 2-3 Heavenly employees during cabin manufacturing at CWA site
         (flight ticket excluded)

         - free cabin function checks and instructions before official operation of lift by CWA at Heavenly site

         - floor guides for palettes - 820 mm width between the guides - 4 cabins to be equipped with special windows to handle emergency guerneys

DRIVE MACHINERY - TOP TERMINAL

TERMINAL MODEL                                          UN1 _ XL
DRIVE ARRANGEMENT                                       Vault
GEARBOX                                                 Lohmann GPW 350
-Removable                                              Yes (w/o detensioning)
-Mounted                                                in-vault
-Oil Cooler                                             Yes
-Heater                                                 NO

BULLWHEEL
-Diameter                                               5.2 m
-Hollow Shaft                                           Yes - C disengageable
-Bearings                                               Redundant Set

BRAKES:
SERVICE                                                 3x (included)
-Location                                               Nigh Speed Shaft
EMERGENCY                                               3x (included)
---------
-Location                                               Bullwheel
ROLLBACK                                                included
--------
-Location                                               Bullwheel

BRAKE SYSTEM                                            Dual Hydraulic Units

NOTE:
The emergency brakes and the rollback brake are identical and act on the bullwheel. All brakes are released hydraulically and are spring applied. The hydraulic unit requires only 24V DC and operates identically with main or auxiliary drive.

PRIME MOVER

ELECTRIC MOTOR
-Horsepower                                             2 X 900 HP

DC SCR DRIVE
-Rating                                                 2 X 900 HP
-Enclosure                                              Rittal

STAND-BY DRIVE

ENGINE:                                   Cummins diesel
-Horsepower                               2 X 900 HP
-Capacity                                 approximately 84%
-Speed                                    1000 PPM
-Transmission                             Rockford or Twin-Disc torque converter
-Drive                                    V-belts and pulley

MISCELLANEOUS:
-Fuel                                     tank 2 X 50 gallon
                                          self-contained (one for
                                          each engine and one 2000
                                          gallon self-contained
                                          (Convault type)
-274V remote pump                         included
-Bolt coupling                            included
-Safeties                                 per NFPA 37

HYDROSTATIC AUXILIARY DRIVE

ENGINE                                    Utilizes Either Stand-by drive engine
-Capacity                                 unload only
-Speed                                    > 220 FPM average
-Transmission                             hydrostatic/ring gear

MISCELLANEOUS:
-Hydrostatic motor                        included
-Operation                                forward & reverse
-Method                                   manual controls

TENSION MACHINERY - BOTTOM TERMINAL

-Terminal model                           VM.-XL
-Bullwheel diameter                       5.5 m
-Bullwheel construction                   split design
-Carriage travel                          9.0 m (5.0 m cylinder stroke)
-Tension unit                             Bullwheel driven hydraulic pump

ATTACHING AND DETACHING MECHANISMS

-Protective guards                        expanded meta/plexiglass
-Switch rails                             two at each end terminal

NOTE:
- design eliminates conveyor chains, angle gearboxes, and drive shafts - each end terminal mounted on two mats
- air filled rubber tires for accelerating/decelerating find earlier conveyance through terminals
- accelerator/decelerator units and conveyor system are driven directly by the haul rope through deflection sheaves and V-belts, thus are synchronized constantly with the rope speed - removable guards over moving parts - switch rails for easy removal of carriers from each end terminal

ENCLOSURES

RETURN- TERMINAL:
-Roof                                     steel
-Side walls                               aluminum
-Windows                                  plexiglass
-Endwall                                  steel frame - plexiglass windows
-Doors                                    lockable
-Underskin                                steel
-Ventilation                              not required
-Lights and heat                          not included
-Entry                                    stair by back mast - galvanized
                                          lockable sliding panel
-Hydraulic floor                          1x hydraulic floor section to allow
                                                for parking

DRIVE TERMINAL:
Partial enclosure provided for the portion of the machinery exterior to the owner's building.

-Roof                                     steel
-Side walls                               aluminum
-Windows                                  plexiglass
-Endwall                                  steal frame - plexiglass windows
-Doors                                    lockable,
-Underskin                                steel
-Ventilation                              not required
-Lights and heat                          not included
-Entry                                    stair by back most - galvanized
                                                lockable sliding
                                          panel
-Crane rail and trolley                   vault crane rail and trolley by Owner
-Lights and heat in vault                 by owner

-Hydraulic floor                          lx hydraulic floor section to allow
                                                for parking

INTERMEDIATE TERMINAL:
-Side walls and roof                      provided for machinery and walkway
-Walkways                                 included along accelerator banks and
                                                connecting conveyor
-Lights and heat                          included in turnkey option
-Entry access to accelerators             stair access to maintenance walkways
                                                lockable access

LIFT LINE LAYOUT AND DESIGN

TOWER SPACING LOCATED TO MINDAM SIMULTANEOUS CROSSING OF TOWERS BY CARRIERS

CARRIERS.

-Gondola cabins                           carrier type S passenger standup
                                                cabins by owner
-Grip type                                DT-108 torsion bar design with
                                          -enclosed body & torsion springs
                                          -grip force testing at each terminal

SHEAVE ASSEMBLIES
-Diameter                                 support = 500 mm
                                          hold-down = 400 mm
-Bearings                                 sealed type
-Adjustment                               all directions
-Safeties                                 - rotation limiting devices
                                          -       dual derail
                                          circuits - cable
                                          catcher and drop
                                          sheave - RPD
                                          system - incoming and
                                          outgoing on 6 wheel
                                          assemblies and larger

COMMUNICATION CABLE

-Quantity                                 2 overhead
-Number of Pairs                          50 pair-each cable
-Messenger                                3/8" inch
-Connectors                               strand vices

HAUL ROPE
-Diameter 56mm inch, bright, compacted -Lay right lang lay, pretensioned -Order length 26,350 ft.

PARKING

-Upper Terminal                           automatic closed-loop system
-Freight Carriers                         remove/install in forward direction
-Passenger Cabins                         remove in forward direction
                                          install in forward direction
-Includes:                                attachments, rails, switches,
                                                incline conveyors, switch
                                                conveyors.

LOW VOLTAGE CONTROLS AND CABIN MONITORING SYSTEM - 3-channel fail safe system - Safety rating: Level 6 by T.U.V.
- independent spacing systems at each terminal provide the most accurate carrier spacing available on the market
- carrier position monitored throughout terminals - all safeties and controls function during stand-by drive operation - tower derailment system (brittle bar system) and rope position detection system WD) - remote controls, stop buttons, telephones - batteries with Newmar regulated chargers - reverse operation (slow) without affecting carrier spacing or pushing carriers by hand
- Carrier Indication System (CIS): Up to 10 carriers "marked" at one terminal will initiate a signal prior to entering opposite terminal
- anti-collision and spacing systems permit normal operation with carriers missing
- all proximity switches ere continually monitored, such that physical checking of the switches is only needed once per season
- all electric functions can be monitored from either terminal
- key switch allows brakes to be torque: tested electrically by one mechanic in minimal time - deceleration rate, time, and distance can he displayed after every stop
- cards are interchangeable from one lift to another - decreasing spare parts cost
- 3 channel system is easy to understand and trouble: shoot, thus reducing training time and expense - 2 stage lightning protection
- 3 wind speed I direction sensors

POWER DISTRIBUTION

- Drive terminal distribution panel with 110/220 volt single phase and 460 volt 3-phase
- Return terminal distribution panel with 1101220 volt single phase and 460 volt 3-phase
- Mid-Station distribution panel with 120/220 volt single phase - Harmonic
Filters: Harmonic falters am included.

TOWERS

-Quantity                                               39 tubular towers
-Tube size 24,30 and 42 inch tubes with 3/8 or 1/2 inch wall -Finish painted -Crossarms rectangular tubing with:
                           -darkened galvanized finish
                               -rope lifting beams
                               -platforms along crossarm
                               -platforms along all sheave assemblies
-Weld certificates provided
-Material certificates provided

OPERAT0R HOUSES

-By owner

TOOLS SUPPLIED WITH EQUIPMENT

-Normal set of wretches
-Grip opening hydraulics
-Grip test stand
-Chip assembly and disassembly tools -500mm sheave press -400mm sheave press -Rope lifting jacks for each assembly type -Galvanized work chair with grip

OTHER

Spare parts, tools and other property used to operate, maintain and repair the gondola.


GONDOLA EQUIPMENT

                                                               MODEL #                  ENG. OR SERIAL #

Cummins Engine                                                  2ST30                    Eng# 37193595
Rockford Torque Converter                                       C-1828                     Ser.# 148
Saver Sundstrand Hydrostatic Pump                          DO.IDNR.10317929             Ser# N001681718
Saver Sundstrand Hydrostatic Pump                          DO.IDNR.10317929             Eng# N995081720
Cummins Engine                                                  QST 30                   Eng# 37193596
Rockford Torque Converter                                       C-1828                      Ser# 146
Saver Sundstrand Pump                                      DO.IDNR.10317929              Ser#N001681720
Saver Sundstrand Hydrostatic Pump                          DO.IDNR.10317929              Ser# N99251220
Wilson Machine Co. Splitter Gearbox                             SP-870                    Ser# 00-1521
Lohmann Gear Reducer                                         GPW 350 S74                   Ser# 2949
ABB DC Electric Motor                                        DMA 315L61V                   #HM2352788
ABB DC Electric Motor                                        DMA 315L61V                   #HM235278
Generator Set Cummins Onan                                   DGFA-4484535               Ser# G000129055
Cutler Hammer Pow-R-Line Switchboard                         G.O. HB07447
ABB DC Drive Slave                                      Type# DCS502B-2000-51          Part # 3AUC287126
                                                                                         Order # Y1340
ABB Harmonic Filter Slave                                Cat# 3H300A6L5A900X1           Mfg# 08/23/00/01
ABB DC Drive Master                                     Type# DCS502B-2000-51           Part #3AUC287126
                                                                                         Order # Y1340
ABB Harmonic Filter Master                             Cat# 3H300A6L5A 900 x 1          Mfg# 08/23/00/02
PH Hydrostatic Motor                                     MS50-2-111-2A50-B000               Ser# 022
PH Hydrostatic Motor                                     MS50-2-111-A50-B000                Ser# 025

                                   EXHIBIT E
                    SECURITY INTEREST SUBORDINATION AGREEMENT


         SECURITY INTEREST SUBORDINATION AGREEMENT (this "Agreement"), dated as of December 5, 2001, by and among (a) FLEET NATIONAL BANK, a national banking association having its office at 100 Federal Street, Boston, Massachusetts 02110, in its capacity as agent (the "Administrative Agent") for the Lenders (as hereinafter defined) under the Lender Agreement (as hereinafter defined), (b) FLEET NATIONAL BANK, a national banking association having its office at 100 Federal Street, Boston, Massachusetts, in its capacity as administrative agent (the "Creditor Agent") for itself and certain other financial institutions (collectively, the "Banks") which are or may become parties to the Creditor Agreement (as hereinafter defined), and (c) HEAVENLY VALLEY, LIMITED PARTNERSHIP, a Nevada limited partnership having a principal place of business at 195 Highway 50, Suite 302, Zephyr Cove, Nevada (the "Borrower").

         WHEREAS, pursuant to a Term Loan Agreement, dated as of December 5, 2001 (as amended and in effect from time to time, including any replacement agreement therefor, the "Lender Agreement"), among the financial institutions party thereto (the "Lenders"), the Administrative Agent and the Borrower, the Lenders have agreed, upon the terms and subject to the conditions contained therein, to make loans to the Borrower; and

         WHEREAS, the Banks have made loans to the Borrower pursuant to the Amended, Restated and Consolidated Credit Agreement, dated as of October 12, 1999 (as amended and in effect from time to time, the "Creditor Agreement"), among the Creditor Agent, the Banks, the Borrower and the other signatories thereto; and

         WHEREAS, it is a condition precedent to the Lenders willingness to make loans to the Borrower pursuant to the Lender Agreement that the Borrower and the Creditor Agent enter into this Agreement with the Administrative Agent; and

         WHEREAS, in order to induce the Lenders to make loans to the Borrower pursuant to the Lender Agreement, the Borrower and the Creditor Agent have agreed to enter into this Agreement with the Administrative Agent;

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts differently than in another Article of the Uniform Commercial Code of the Commonwealth of Massachusetts, the term has the meaning specified in Article 9. The term "control," as used in ss.2, has the meaning specified in ss.9-104, 9-105, 9-106 or 9-107, as applicable, of the Uniform Commercial Code of the Commonwealth of Massachusetts. In addition, the following terms shall have the following meanings:

         Creditor Debt. All principal, interest, fees, costs, enforcement expenses (including, without limitation, legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the Creditor Agreement or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Banks.

         Creditor Documents. Collectively, the Creditor Agreement, any promissory notes executed in connection therewith and any and all guaranties and Liens directly or indirectly guarantying or securing any of the Creditor Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Creditor Debt, whether now existing or hereafter created.

         Intercreditor Termination Date. The earliest to occur of: (a) payment in full in cash of the Lender Debt (which payment shall be final and not avoidable) and expiration, termination or reduction of all commitments under the Lender Agreement to zero, (b) the total liquidation and collection of the Joint Collateral and application of the net proceeds thereof to the Lender Debt and any surplus therefrom to the Creditor Debt, and (c) the release by the Administrative Agent of its Liens in all of the Joint Collateral.

         Joint Collateral. The gondola located at the Heavenly Ski Area in South Lake Tahoe, California, and all personal and fixture property of every kind attached to or a part of such gondola, including but not limited to spare parts, tools and other property used to operate, maintain and repair such gondola, and all proceeds and products thereof.

         Lender Debt. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Lender Agreement or any of the other Lender Documents or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Lenders.

         Lender Documents. Collectively, the Lender Agreement, any promissory notes executed in connection therewith and any and all guaranties and Liens directly or indirectly guarantying or securing any of the Lender Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Lender Debt, whether now existing or hereafter created.

         Lien. Any consensual mortgage, security deed, deed of trust, pledge, lien, security interest or other voluntary lien, whether now existing or hereafter created, acquired or arising. The term includes both real and personal property.

         2. General. It is the intent of the parties hereto that the Lender Debt shall be paid in full in cash and that the commitments represented by the Lender Agreement shall have expired or been reduced to zero or terminated before any of the Creditor Debt is paid from the Joint Collateral. Regardless of the time or order of attachment or the time, order or manner of perfection or the time or order of filing financing statements, mortgages or other security agreements or documents, or anything in the Creditor Agreement or any of the other Creditor Documents to the contrary, the Liens in the Joint Collateral in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, pursuant to the Lender Agreement and the other Lender Documents shall in all respects be first and senior Liens to secure payment of the Lender Debt and shall be superior to any Liens in the Joint Collateral in favor of the Creditor Agent. The Creditor Agent hereby agrees, upon request of the Administrative Agent at any time and from time to time, to execute such other documents or instruments as may be requested by the Administrative Agent further to evidence of public record or otherwise the senior priority of the Liens over the Joint Collateral and securing the Lender Debt as contemplated hereby.

                  2.1. Enforcement of Liens. Notwithstanding anything in any other agreement or document to the contrary, the Creditor Agent shall not, prior to the occurrence of the Intercreditor Termination Date, assert or attempt to enforce or avail itself of any Liens or any other pre-judgment or post-judgment liens or assert any rights in or claims against the Joint Collateral or otherwise foreclose or realize upon the Joint Collateral or any part thereof.

                  2.2. Appointment of Administrative Agent as Agent. The Creditor Agent hereby appoints the Administrative Agent as its agent to perfect by possession or control its Lien in any of the Joint Collateral (a) which Lien is capable of being perfected by possession or control and (b) that is, at any time, delivered to and in the possession, or is under the control of the Administrative Agent, subject always to the rights of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as prior Lien holder. The Administrative Agent acknowledges that it holds such Joint Collateral for the benefit of the Creditor Agent upon and subject to the terms contained in this Agreement.

                  2.3. Administrative Agent's Actions Concerning Lender Debt. The Administrative Agent may, at its and the Lenders' option, take or omit to take any action or assert any claim with respect to the Lender Debt or any person or entity primarily or secondarily liable thereunder or to foreclose or realize upon or enforce any of its rights with respect to the Joint Collateral without any consent or approval by the Creditor Agent. The Administrative Agent hereby acknowledges that the provisions of this Agreement nevertheless constitute notice from the

         Creditor Agent of its junior security interest in the Joint Collateral for purposes of the provisions of ss.ss.9-608(a)(1)(C), 9-615(a)(3)(A), and 9-621(a)(1) of the Uniform Commercial Code of the Commonwealth of Massachusetts.

                  2.4. Proceeds of Joint Collateral. Any and all cash amounts constituting proceeds of or otherwise constituting Joint Collateral, including, without limitation, any net proceeds received by the Administrative Agent or the Creditor Agent in connection with any sale, exchange, destruction, condemnation, foreclosure or other disposition of any of the Joint Collateral, and, if applicable, any sum received pursuant to ss.507(b) of the Bankruptcy Code in any case in which the Borrower is a debtor, shall be applied first, to satisfy the Lender Debt in full, and second, to satisfy the Creditor Debt, with the Borrower, the Administrative Agent and the Creditor Agent hereby agreeing to make such transfers between themselves with respect to such cash amounts so as to effectuate such application. In the event of any casualty or other insured loss with respect to any part of the Joint Collateral which is covered by causality insurance, the Borrower, the Administrative Agent and the Creditor Agent agree that, prior to the Intercreditor Termination Date, the Administrative Agent shall, to the extent not prohibited by the Lender Documents, have the exclusive right to adjust, compromise, or settle any such loss with the applicable casualty insurer, to collect and receive the proceeds of such casualty insurance with respect to such loss, and to apply such proceeds in accordance with the priorities set forth herein. Any non-cash distributions or proceeds in respect of the Joint Collateral shall constitute Joint Collateral upon the terms of this Agreement, the Lender Documents and the Creditor Documents until converted to cash and distributed in accordance with this ss.2.4.

                  2.5. Actions of Administrative Agent at Intercreditor Termination Date. Upon the occurrence of the Intercreditor Termination Date, and, to the extent permitted by applicable law, to the extent the Creditor Agent retains a Lien in such Joint Collateral and to the extent that such Joint Collateral has not been applied to satisfy the Lender Debt secured thereby, the Administrative Agent shall deliver to the Creditor Agent any certificated securities, instruments or chattel paper comprising Joint Collateral then in the Administrative Agent's possession. The Administrative Agent shall have no obligation to transfer to the Creditor Agent any other Joint Collateral under the Administrative Agent's control.

         3. Defense to Enforcement, etc. If the Creditor Agent, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower or initiate any foreclosure sale or proceeding or any other action to enforce its Lien on any of the Joint Collateral, then the Borrower may interpose as a defense or plea the making of this Agreement, and the Administrative Agent or any Lender may intervene and interpose such defense or plea in its name or in the name of the Borrower. If the Creditor Agent, in contravention of the terms of this Agreement, shall attempt to enforce any remedies prohibited by this Agreement, then the Administrative Agent, any Lender or the Borrower may, by virtue of this

Agreement, restrain the enforcement thereof in the name of the Administrative Agent or such Lender or in the name of the Borrower. If the Creditor Agent, in contravention of the terms of this Agreement, obtains any assets of the Borrower constituting Joint Collateral, or proceeds therefrom, as a result of any administrative, legal or equitable actions, or otherwise, the Creditor Agent agrees forthwith to pay, deliver and assign to the Administrative Agent for the account of the Lenders and the Administrative Agent, with appropriate endorsements, any such assets or proceeds thereof as collateral for the Lender Debt. Until such time as the provisions of the immediately preceding sentence have been complied with, the Creditor Agent shall be deemed to hold such Joint Collateral and proceeds in trust for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent.

         4. Release of Joint Collateral. Without limiting any of the rights of the Administrative Agent or any Lender under the Lender Agreement, the other Lender Documents or applicable law, in the event that the Administrative Agent releases or discharges any Liens upon any Joint Collateral in connection with the sale or other disposition of such Joint Collateral by the Borrower, such Joint Collateral shall thereupon be deemed to have been released from all such Liens in favor of the Creditor Agent, and the Borrower shall take such actions as are required by the Creditor Agreement to cause and/or permit the release of any Liens of the Creditor Agent upon such Joint Collateral. The Creditor Agent hereby authorizes the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to file any amendments to any Uniform Commercial Code financing statements filed by the Creditor Agent against the Borrower and, without limitation on such authorization, the Creditor Agent agrees that, within ten (10) days following the Administrative Agent's written request therefor, the Creditor Agent will execute, deliver and file any and all such mortgage discharges, lien releases and other agreements and instruments as the Administrative Agent reasonably deems necessary or appropriate, in each case in order to give effect to the preceding sentence. The Creditor Agent hereby irrevocably authorizes the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to make, and appoints the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, and their successors and assigns, and their respective officers, with full power of substitution, the true and lawful attorney(s) of the Creditor Agent for the purpose of effecting, any such executions, deliveries and filings if and to the extent that the Creditor Agent shall have failed to perform such obligations pursuant to the foregoing provisions of this ss.4 within such ten (10) day period. The provisions of this ss.4 shall be applicable to and binding upon the Creditor Agent notwithstanding any provisions or requirements to the contrary in any agreement between the Creditor Agent and the Borrower.

         5. Lenders' Freedom of Dealing. The Creditor Agent agrees, with respect to the Lender Debt and any and all Joint Collateral therefor or guaranties thereof, that the Borrower and the Lenders may agree to increase the amount of the Lender Debt or otherwise modify the terms of any of the Lender Debt, and the Lenders may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrower and all other persons, in each case without notice to or the consent of the Creditor Agent and without affecting the agreements of the Creditor Agent contained in this Agreement, the Creditor Agent hereby generally waiving any and all suretyship defenses that might otherwise be applicable. The Creditor Agent further waives any and all rights to require the Lender to marshal any assets or otherwise to take any actions with respect to marshaling.

         6. Sale of the Creditor Debt. The Creditor Agent will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Creditor Debt to any person or entity other than a person or entity who or which agrees in a writing to succeed to the rights and to be bound by all of the obligations of the Creditor Agent hereunder.

         7. Borrower's Obligations Absolute. The provisions of this Agreement set forth the relative rights and obligations of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, and the Creditor Agent with respect to the Joint Collateral. Nothing contained in this Agreement shall impair, as between the Borrower and the Lenders, the obligation of the Borrower to pay to the Lenders all amounts payable in respect of the Lender Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Lenders from exercising all rights, powers and remedies otherwise permitted by Lender Documents and by applicable law upon a default in the payment of the Lender Debt or under any Lender Document.

         8. Representations and Warranties. The Borrower represents and warrants to the other parties hereto that:


                  (a) the execution, delivery and performance of this Agreement
         (i) have been duly authorized by all requisite partnership action, and
         (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it and will not conflict with any provision of its partnership agreement or any agreement or other instrument binding upon it; and

                  (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         9. Further Assurances. Each of the Administrative Agent, the Creditor Agent and the Borrower agrees to execute and deliver such other documents and instruments, and shall take such other action, at the sole cost and expense of the Borrower, to effectuate and carry out the provisions of this Agreement.

         10. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and the agreements of the Administrative Agent and the Creditor Agent hereunder shall continue to be fully operative, until the occurrence of the Intercreditor Termination Date and the performance by the Administrative Agent of its obligations under ss.4 hereof. The occurrence of the Intercreditor Termination Date and the performance by the Administrative Agent of its obligations under ss.4 hereof, this Agreement will automatically terminate without any additional action by any party hereto; provided, however, that shall not affect any then unsatisfied right or unperformed obligation of the Administrative Agent, the Lenders or the Creditor Agent arising before the Intercreditor Termination Date. In addition, if at any time any payment made or value received with respect to any Lender Debt is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received, then (a) to the extent necessary to repay in full in cash the Lender Debt, the Creditor Agent will deliver to the Administrative Agent any amounts previously received and held by the Creditor Agent on account of or in any way relating to the Joint Collateral, and (b) to the extent previously terminated, the Administrative Agent's Liens in the Joint Collateral created by the Lender Documents in favor of the Administrative Agent and the Lenders and the right of the Administrative Agent to receive amounts pursuant to this Agreement and the other rights and priorities of the Administrative Agent and the Lenders hereunder shall be reinstated.

         11. Notices. All notices and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

             If to the Administrative Agent:

                                           Fleet National Bank
                                           100 Federal Street
                                           Boston, Massachusetts 02110

                                    Attention:       Michael DiSandro

                             with a copy to:

                                           Amy Kyle, Esq.
                                           Bingham Dana LLP
                                           150 Federal Street
                                           Boston, Massachusetts 02110

                   If to the Creditor Agent:

                                           Fleet National Bank
                                           100 Federal Street
                                           Boston, Massachusetts 02110

                                    Attention:       Daniel D. Butler

                           with a copy to:

                                            Frederick D. Hyman, Esq.
                                            Mayer Brown & Platt
                                            1675 Broadway
                                            New York, New York 10019

                         If to the Borrower:

                                            Heavenly Valley, Limited Partnership
                                            c/o American Skiing Corporation
                                            Sunday River Road
                                            P.O. Box 450
                                            Bethel, Maine 04217

                                    Attention:       Foster Stewart

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (a) the third day following deposit thereof in the U.S. mail or (b) receipt or refusal by the party to whom such notice is directed.

         12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

         13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         14. Miscellaneous. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The Administrative Agent, acting upon the instructions of the requisite Lenders, may, in such Lenders' sole and absolute discretion, waive any provisions of this Agreement benefiting the Administrative Agent and Lenders; provided, however, that such waiver shall be effective only if in writing and signed by the Administrative Agent and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the successors and assigns of the Creditor Agent and the Borrower and shall inure to the benefit of the Administrative Agent and the Lenders, the Administrative Agent's and the Lenders' respective successors and assigns, any lender or lenders refunding or refinancing any of the Lender Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Lender Debt, the terms "Lender Agreement", "Lender Documents", "Event of Default" and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADMINISTRATIVE AGENT:           FLEET NATIONAL BANK, not individually but solely
                                in its capacity as agent for the Lenders under the Lender Agreement



                                By:_____________________________________________
                                   Name:
                                   Title:


CREDITOR:                       FLEET NATIONAL BANK, not individually but solely
                                in its capacity as agent for the Banks under the Creditor Agreement



                                By:_____________________________________________
                                   Name:
                                   Title:


BORROWER:                       HEAVENLY VALLEY, LIMITED PARTNERSHIP
                                By: Heavenly Corporation, its General Partner



                                By:_____________________________________________
                                   Name:
                                   Title:

                          COMMONWEALTH OF MASSACHUSETTS

*, ss                                                                  * *, 20**

         Then personally appeared the above-named *, * of *** and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of ***,

         Before me,

                            Notary Public
                            My Commission expires: *

                                   EXHIBIT F
                                    TERM NOTE

$2,000,000                                                      December 5, 2001


         FOR VALUE RECEIVED, the undersigned HEAVENLY VALLEY, LIMITED PARTNERSHIP, a Nevada limited partnership (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK, a national banking association (the "Lender"), at the Lender's office at 100 Federal Street, Boston, Massachusetts 02110:

                  (a) prior to or on November 30, 2006 the principal amount of TWO MILLION DOLLARS ($2,000,000), evidencing the Term Loan made by the Lender to the Borrower pursuant to the Term Loan Agreement, dated as of December 5, 2001 (as amended and in effect from time to time, the "Loan Agreement"), by and among the Borrower, the Lender and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Loan Agreement; and

                  (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and terms and in all cases in accordance with the terms of the Loan Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Loan Agreement. The Lender and any holder hereof is entitled to the benefits of the Loan Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

         The Borrower irrevocably authorizes the Lender to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Term Loan shall be prima facie evidence of the principal amount of the Term Loan owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Loan Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Loan Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.12 OF THE LOAN AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                   HEAVENLY VALLEY, LIMITED PARTNERSHIP
                                   By: Heavenly Corporation, its General Partner



                                By:_____________________________________________
                                   Name:
                                   Title:

                                    TERM NOTE

$8,000,000                                                      December 5, 2001


         FOR VALUE RECEIVED, the undersigned HEAVENLY VALLEY, LIMITED PARTNERSHIP, a Nevada limited partnership (the "Borrower"), hereby promises to pay to the order of BLACK DIAMOND CLO 1998-1 LTD., a Grand Cayman corporation (the "Lender"), at the Agent's office at 100 Federal Street, Boston, Massachusetts 02110:

                  (a) prior to or on November 30, 2006 the principal amount of EIGHT MILLION DOLLARS ($8,000,000), evidencing the Term Loan made by the Lender to the Borrower pursuant to the Term Loan Agreement, dated as of December 5, 2001 (as amended and in effect from time to time, the "Loan Agreement"), by and among the Borrower, the Lender and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Loan Agreement; and

                  (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and terms and in all cases in accordance with the terms of the Loan Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Loan Agreement. The Lender and any holder hereof is entitled to the benefits of the Loan Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

         The Borrower irrevocably authorizes the Lender to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Term Loan shall be prima facie evidence of the principal amount of the Term Loan owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Loan Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Loan Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.12 OF THE LOAN AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                HEAVENLY VALLEY, LIMITED PARTNERSHIP
                                By: Heavenly Corporation, its General Partner



                                By:_____________________________________________
                                   Name:
                                   Title:

                                    TERM NOTE

$4,000,000                                                      December 5, 2001


         FOR VALUE RECEIVED, the undersigned HEAVENLY VALLEY, LIMITED PARTNERSHIP, a Nevada limited partnership (the "Borrower"), hereby promises to pay to the order of BLACK DIAMOND CLO 2000-1 LTD., a Grand Cayman corporation (the "Lender"), at the Agent's office at 100 Federal Street, Boston, Massachusetts 02110:

                  (a) prior to or on November 30, 2006 the principal amount of FOUR MILLION DOLLARS ($4,000,000), evidencing the Term Loan made by the Lender to the Borrower pursuant to the Term Loan Agreement, dated as of December 5, 2001 (as amended and in effect from time to time, the "Loan Agreement"), by and among the Borrower, the Lender and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Loan Agreement; and

                  (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and terms and in all cases in accordance with the terms of the Loan Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Loan Agreement. The Lender and any holder hereof is entitled to the benefits of the Loan Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

         The Borrower irrevocably authorizes the Lender to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Term Loan shall be prima facie evidence of the principal amount of the Term Loan owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Loan Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Loan Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.12 OF THE LOAN AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                 HEAVENLY VALLEY, LIMITED PARTNERSHIP
                                 By: Heavenly Corporation, its General Partner



                                By:_____________________________________________
                                   Name:
                                   Title:

                                   EXHIBIT G
                                                              FS-2700-12 (10/96)
USDA - Forest Service
--------------------------------------------------------------------------------
                              AGREEMENT CONCERNING
 Fleet National Bank as Administrative Agent for itself and other lenders, LOAN
                  FOR HOLDER OF SPECIAL USE PERMIT: 4056/01&02

                      Heavenly Valley, Limited Partnership
                      ------------------------------------
                       This agreement is not transferable
                              (Reference FSM 2717)

a.  Record no. (1-2)                  b.  Region (3-4)                    c.  Forest (5-6)


                                      05/Pacific S.W.                     19/Lake Tahoe Basin M.U.

d.  District (7-8)                    e.  User No. (9-12)                 f.  Kind of Use (13-15)

53/Eldorado E.D.                      4056/01
54/Toyiabe E.D.                       4056/02                             161


g.  State (16-17)                     h.  County (18-20)                  i.  Card No. (21)

 32/Nevada                            005/Douglas
 06/California                        017/Eldorado


         This agreement (Agreement) is made by the United States Department of Agriculture, Forest Service (the Forest Service), Fleet National Bank, N.A., as administrative agent (the Agent) for itself and the other lenders (the Lenders) under that certain Term Loan Agreement, dated as of November _____, 2001 (the Loan Agreement), by and among the Borrower, the Agent and the Lenders, and Heavenly Valley, Limited Partnership, a Nevada limited partnership (the Borrower).

                                    RECITALS

         1. On November 12, 1997, the Forest Service issued Special Use Permit Numbers 4056/01 and 4056/02 (the Permit) to the Borrower for a term ending on August 5, 2037.

         2. The Permit authorizes the Borrower to use and occupy certain National Forest System land for the purpose of constructing, operating, and maintaining a winter sports resort. The Permit covers 1,543.77 acres of National Forest System land in Eldorado County, California (SW1/4 of Section 35, T.13N, R.18E., M.D.B. & M.; Section 1, T.12N., R.18E., M.D.B. & M.; and NW1/4of Section 7, T.12N., R.19E., M.D.B. & M.), and 2,000 acres of National Forest System land in Douglas County, Nevada (portions of Section 1, T.12N., R.18E., M.D.B. & M.; Sections 6 and 7, T.12N., R.19E. M.D.B. & M.; Sections 25, 26, 35 and 36, T.13N., R.1BE. M.D.B. & M.; and Sections 30 and 31. T.13N., R.19E., M.D.B. & M.)
(collectively, the Property)

         3. The Property is owned by the United States and managed under statutory authority granted to the Forest Service.

         4. Under the Permit, the gondola (and all property of every kind relating or attached thereto, associated therewith, or a part thereof) owned by the Borrower that is located on the Property (the Improvement) shall be considered personal property, not a fixture.

         5. The Borrower provides products and services to the public under the terms of the Permit.

         6.  The Borrower has applied to the Lenders for a loan.

         7. The Lenders, pursuant to the terms and provisions of the Loan Agreement, have agreed to make a loan to the Borrower in the amount of $14,000,000 (the Loan), with a maturity date of November, 2006, subject to the execution of this Agreement.

                           PURPOSE OF THIS AGREEMENT:

         WHEREAS, the Forest Service believes that the public will benefit from the products and services provided by the Borrower under the terms of the Permit.

         WHEREAS, the Forest Service desires the cooperation of the Lenders in connection with the financing of the Improvement by the Lenders.

         WHEREAS, the Lenders desire to extend credit to the Borrower, resulting in benefit to the Forest Service's special use program.

         WHEREAS, the Lenders desire the cooperation of the Forest Service in connection with the financing of the Improvement by the Lenders.

                                   AGREEMENT:

         In consideration of the foregoing, the parties agree as follows:

         1. The Permit is revocable, terminable, and not transferable in accordance with its terms and federal regulations. The Permit is not real property, does not convey any interest in real property, and may not be used as collateral for the Loan.

         2. As collateral for the Loan, the Borrower is giving the Agent, for the benefit of the Agent and the Lenders, a security interest in the Improvement, and the Forest Service hereby acknowledges the creation of that security interest at the request of the Agent. No security interest is created in the Property or in any improvements owned by the United States. Nothing in this Agreement is intended to abridge any rights that the Agent may have under applicable law in connection with the Improvement.

         3.  The Borrower is in compliance with the terms of the Permit.

         4. The United States receives permit fees from the Borrower based on a fee system contained in the Permit. The fee system and other Permit provisions may be adjusted or replaced under the terms of the Permit or federal regulations.

         5. Any transfer of title to the Improvement shall result in termination of the Permit. Prior to any transfer of title to the Improvement, the Forest Service shall cooperate with the Agent in obtaining in acceptable permit holder. Issuance of a new permit shall be at the sole discretion of the Forest Service. The Forest Service shall determine that the prospective holder meets requirements under Forest Service regulations, including financial and technical capability. As part of this cooperation, the Forest Service shall not issue a new permit for a winter sports resort to any individual or entity that does not hold title to the Improvement.

         6. If the Borrower fails to comply with the terms of the Permit and the noncompliance could lead to suspension or revocation of the Permit, the Forest Service shall: (1) notify the Agent in writing of the noncompliance; provided, however, that prior notice is not required under this clause where immediate action is deemed necessary under federal regulations; (2) inform the Agent of any action taken in response to the noncompliance; and (3) apprise the Agent of the resolution of any disputes with the Borrower or any proposed agreement to modify the terms of the Permit arising out of the noncompliance.

Notice shall be mailed "certified return receipt requested" to the following address:

Fleet National Bank
100 Federal Street
Mail Stop:
Boston, MA 02110
Attn:  William Clark

Nothing in this paragraph limits the Forest Service's authority to administer the Permit under federal regulations. The Lenders shall not have any claim or remedy against the Forest Service if the Forest Service fails to comply with this paragraph.

         7. The Agent shall advise the Forest Service of impending servicing actions which may be taken against the Borrower, if the Agent deems such notice legal and advisable.

         8. All the provisions of paragraph 5 above apply to a transfer of title resulting from a default by the Borrower.

         9. If the Agent forecloses on the Improvement, the Forest Service shall, to the extent permitted under applicable law, allow physical access to the Improvement by the Agent and the Lenders as is necessary to liquidate the Loan or to secure the Improvement. The Agent shall give prior notice to the Forest Service of such access to the Improvement. The Agent shall obtain a temporary authorization from the Forest Service in accordance with federal regulations in order to operate a business in or otherwise occupy the Improvement.

         10. If the Permit is revoked, the Forest Service shall cooperate with the Agent in obtaining an acceptable permit holder. Issuance of a new permit shall be at the sole discretion of the Forest Service. The Forest Service shall determine that the prospective holder meets requirements under Forest Service regulations, including financial and technical capability. As part of this cooperation, the Forest Service shall not issue a new permit for a winter sports resort to any individual or entity that does not hold title to the Improvement.

         11. Nothing in this Agreement precludes the Agent from exercising remedies against the Borrower associated with other security interests.

         12. If the Borrower has satisfied all of its obligations to the Forest Service, any money payable from the Forest Service to the Borrower under the Permit by reason of termination of the Permit shall be paid to the Agent until the Loan is fully satisfied.

         13. The parties to this Agreement do not intend to confer any rights on any third party as a beneficiary under this Agreement. In addition, this Agreement does not confer the status of a permit holder or the privileges of a permit holder on the Agent, Lenders or any third party.

         14. The Borrower and Lenders acknowledge that the Permit and the Property are not encumbered by any of the Loan Documents and are not subject to foreclosure if the Borrower defaults. Any statement in the Permit or the Loan Documents that creates or appears to create a security interest in the Permit or the Property is ineffective and contrary to law.

         15. This Agreement shall terminate automatically when the Loan is indefeasibly discharged in full. The Agent shall give the Forest Service notice of repayment of the Loan.

         16. Nothing in this Agreement shall be construed to limit in any way the sole discretion of the Forest Service to determine the allocation of National Forest System lands, including decisions not to reauthorize any use which may be inconsistent with a forest land and resource management plan or applicable law.

         17. This Agreement is intended to foster consultation among the parties in order to coordinate more effectively the fulfillment of their respective rights and obligations.

         18. The Borrower warrants that it has full authority to enter into this Agreement, and covenants that it shall be binding on its representatives, successors, and assigns.

         19. The undersigned officials of the Agent and the Forest Service warrant that they have the delegated authority to execute this Agreement.

UNITED STATES DEPARTMENT OF AGRICULTURE,
FOREST SERVICE


By:
     ------------------------------------------------
Title:  Forest Supervisor, Lake Tahoe Basin Management Unit
Date:
       ----------------------------------------------

HEAVENLY VALLEY, LIMITED PARTNERSHIP

BY:  HEAVENLY CORPORATION, GENERAL PARTNER

By:
     ------------------------------------------------
Title:
        ---------------------------------------------
Date:
       ----------------------------------------------

FLEET NATIONAL BANK, N.A., as Administrative Agent for itself and the other Lenders

By:
     ------------------------------------------------
Title:
        ---------------------------------------------
Date:
       ----------------------------------------------

                                   EXHIBIT H


                            ASSIGNMENT AND ACCEPTANCE

                                Dated as of , 20

         Reference is made to the TERM LOAN AGREEMENT, dated as of November , 2001 (as from time to time amended and in effect, the "Loan Agreement"), by and among HEAVENLY VALLEY LIMITED PARTNERSHIP, a Nevada limited partnership (the "Borrower"), the financial institutions referred to therein as Lenders (collectively, the "Lenders"), and FLEET NATIONAL BANK, a national banking association, as administrative agent (in such capacity, the "Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

         ________________________________(the "Assignor") and
         ___________________________ (the "Assignee") hereby agree as follows:


         1. Assignment. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Loan Agreement equal to percent ( %) in respect of the Term Loan immediately prior to the Effective Date (as hereinafter defined).

         2. Assignor's Representations. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, its Commitment is $ , its Commitment Percentage is percent ( %), the aggregate outstanding principal balance of its Term Loan equals $ (after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Loan Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and
(iv) attaches hereto the Term Note delivered to it under the Loan Agreement.

         The Assignor requests that the Borrower exchange the Term Note for new Term Notes payable to the Assignor and the Assignee as follows:
@@

                      Notes Payable to                      Amount of
                      the Order of:                         Term Note

                      Assignor                              [$*]
                      Assignee                              [$*]
@@

         3. Assignee's Representations. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to ss.7.1(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

         4. Effective Date. The effective date for this Assignment and Acceptance shall be , 20 (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent and recording in the register by the Agent. Schedule 1 to the Loan Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

         5. Rights Under Loan Agreement. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Loan Agreement assigned hereunder, relinquish its rights and be released from its obligations under the

Loan Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to ss.12 of the Loan Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                                     [ASSIGNOR]



                                By:_____________________________________________
                                   Name:
                                   Title:

                                                     [ASSIGNEE]



                                By:_____________________________________________
                                   Name:
                                   Title:
CONSENTED TO:

FLEET NATIONAL BANK, as Agent



By:________________________________________
      Name:
      Title: